Exhibit 99.3

RISK FACTORS

Following the closing of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of January 13, 2023, as amended by the First Amendment thereto dated as of April 14, 2023 (as amended, the “Merger Agreement,” and the transactions contemplated thereby, the “Transactions”), by and among Cibus, Inc. (formerly known as Calyxt, Inc.) (“Cibus”); Calypso Merger Subsidiary, LLC, a Delaware limited liability company and wholly-owned subsidiary of Calyxt; Cibus Global, LLC, a Delaware limited liability company (“Cibus Global”); and the blocker entities party thereto, Cibus’ business will primarily consist of the historical operations of Cibus Global, but Cibus will continue to conduct the historical operations of Calyxt, Inc. (prior to the completion of the Transactions, “Calyxt”). This exhibit contains a description of the principal risks of Cibus following the Transactions. You should carefully consider the risks described below. The occurrence of any of the following risks could have a material adverse effect on our business, financial condition, results of operations and future growth prospects or cause our actual results to differ materially from those contained in forward-looking statements we have made or may make from time to time. In these circumstances, the market price of our Class A Common Stock, par value $0.0001 per share, could decline, and you may lose all or part of your investment. We cannot assure you that any of the events discussed below will not occur. Capitalized terms used but not defined herein shall have the meaning assigned to them in Cibus’ definitive proxy statement/prospectus filed with the Securities and Exchange Commission on April 18, 2023.

Summary of Risk Factors

Risks Related to Cibus’ Business and Operations

•	Cibus’ operating history makes it difficult to assess its future prospects.

•	Cibus has incurred significant losses and anticipates that it will continue to incur significant losses for several years.

•	Cibus faces significant competition and many of its competitors have substantially greater financial, technical and other resources than Cibus does.

•	Cibus relies on gene-editing technologies that may become obsolete in the future.

•	Cibus’ success is dependent on demand for its productivity traits and more sustainable ingredient products, which can be adversely impacted by various factors.

•	Cibus’ business activities are currently conducted at a limited number of locations, and damage or business disruptions at these locations would have an adverse effect on its business.

•	Cibus’ research and development efforts may be slower than expected and not be successful.

•	Cibus may direct its limited resources toward productivity trait or sustainable ingredient candidates that prove to be less profitable or successful than others that it did not pursue.

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Cibus intends to license the intellectual property with respect to its productivity traits and sustainable ingredient products to third parties for use in their products, and will be dependent on them to successfully commercialize such products.

Risks Related to Cibus’ Industries

•	Cibus’ success is partially dependent on its ability to make accurate predictions about customer demand in its industries.

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Cibus’ estimates and forecasts with respect to addressable acres, addressable trait acres, trait penetration rates and Cibus’ potential market share may prove to be inaccurate, and Cibus’ business could fail to achieve the same growth rates as other companies operating in the seed and trait industries.

•	The overall agricultural industry is susceptible to commodity and raw material price changes.

•	Adverse weather and environmental conditions and natural disasters can cause significant costs and losses.

•	The agricultural industry is highly seasonal, which may cause Cibus’ sales and operating results to fluctuate significantly.

•	The sustainable ingredients industry is still emerging.

Risks Related to Regulatory and Legal Matters

•	Ethical, legal and social concerns about the use of gene-edited plants and microorganisms could limit licensing demand for Cibus’ intellectual property.

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Regulatory requirements for gene-edited products are uncertain and evolving. Adverse changes in the current application of these laws would have a significant negative impact on Cibus’ ability to develop and commercialize its product candidates.

•	Potential changes in regulatory frameworks that would be beneficial to Cibus may not come to fruition.

•	The regulatory environment varies greatly from region to region and in many countries is less developed than in the United States and the EU.

•	Government policies and regulations, particularly those affecting the agricultural sector and related industries, could adversely affect Cibus’ operations and profitability.

Risks Related to Intellectual Property

•	Cibus’ ability to compete may decline if it does not adequately protect its intellectual property proprietary rights.

•	Patents and patent applications involve highly complex legal and factual questions, which, if determined adversely to Cibus, could negatively impact its competitive position.

•	The lives of Cibus’ patents may not be sufficient to effectively protect its products and business.

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Cibus will not seek to protect its intellectual property rights in all jurisdictions throughout the world and Cibus may not be able to adequately enforce its intellectual property rights even in the jurisdictions where Cibus seeks protection.

•	Third parties may assert rights to inventions Cibus develops or otherwise regards as its own.

Risks Related to Cibus’ Organization and Operation

•	Cibus will need to develop and expand its company, and Cibus may encounter difficulties in managing this development and expansion, which could disrupt its operations.

•	Cibus may fail to realize the anticipated benefits of the Transactions.

•	The failure to successfully integrate the businesses and operations of Calyxt and Cibus Global in the expected time frame may adversely affect Cibus’ future results.

•	The operating results of Cibus will suffer if Cibus does not effectively manage its operations.

•	Cibus will experience increased demands upon management as a result of complying with the laws and regulations affecting public companies.

•	Cibus’ Royalty Liability may contribute to net losses for Cibus and cause the value for securities of Cibus to fluctuate.

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Cibus depends on key management personnel and attracting and retaining other qualified personnel, and its business could be harmed if Cibus loses key management personnel or cannot attract and retain other qualified personnel.

Risks Related to Cibus’ Common Stock

•	The market price of the Class A Common Stock is expected to be volatile, and the market price of the Class A Common Stock may drop.

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It is expected that Cibus will need to raise additional funding, which may not be available on acceptable terms or at all. Failure to obtain this necessary capital when needed may force Cibus to delay, limit or terminate its research and development efforts or other operations.

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Cibus expects to be heavily reliant on its ability to access funding through capital markets transactions. Due to Cibus’ anticipated small public float, low market capitalization, limited operating history and lack of revenue, it may be difficult and expensive for Cibus to raise additional funds.

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If Cibus fails to maintain an effective system of internal control over financial reporting, Cibus may not be able to accurately report its financial results or prevent fraud. As a result, stockholders could lose confidence in Cibus’ financial and other public reporting, which would harm its business and the trading price of its Class A Common Stock.

Risks Related to the Organizational Structure of Cibus

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Cibus is a holding company and its only material asset is its interest in Cibus Global, and it is accordingly dependent upon distributions from Cibus Global to pay taxes, make payments under the Tax Receivable Agreement and cover its corporate and other overhead expenses.

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In certain circumstances, Cibus Global will be required to make distributions to Cibus and the other holders of Cibus Common Units, and the distributions that Cibus Global will be required to make may be substantial.

•	Cibus is required to make payments to the TRA Parties pursuant to the Tax Receivable Agreement for certain tax benefits Cibus may receive and the amounts payable may be substantial.

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In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits Cibus realizes in respect of the tax attributes subject to the Tax Receivable Agreement.

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If Cibus Global were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, Cibus and Cibus Global might be subject to potentially significant tax inefficiencies, and Cibus would not be able to recover payments previously made by it under the Tax Receivable Agreement even if the corresponding tax benefits were subsequently determined to have been unavailable due to such status.

Risks Related to Cibus’ Business and Operations

Cibus’ operating history makes it difficult to assess its future prospects.

Cibus’ commercial strategy is focused on the development and licensing for royalties of intellectual property associated with agricultural productivity traits and more sustainable industrial ingredients, in each case developed with Cibus’ RTDS gene-editing technology.

While this focus has been a consistent part of Cibus’ commercial strategy since its inception, Cibus previously had a broader range of activities in the agriculture market. In respect of agricultural products, Cibus’ commercial strategy was initially bifurcated between commercial sales of Cibus’ proprietary branded canola seed, SU Canola (canola tolerant to specific sulfonylurea herbicides), and the development and licensing of its RTDS-developed productivity traits to leading seed companies. In October 2020, as part of a sharpening of its strategic direction and focus, Cibus divested its canola seed breeding assets and focused its business solely on developing key productivity traits for the largest global crops: canola, rice, soybean, corn and wheat.

Since October 2020, Cibus has focused primarily on research and development of RTDS-developed productivity traits and more sustainable low-carbon ingredients, and the licensing of the intellectual property associated with these product candidates.

Cibus’ operating history under this more focused strategy has been limited, which may make it difficult to evaluate its current business and future prospects. Cibus has encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in the rapidly developing biotechnology industry. These risks and difficulties include challenges in determining appropriate investments of Cibus’ limited resources, gaining market acceptance of the gene-edited trait and ingredient products developed using its RTDS, managing a complex regulatory landscape, developing new trait products and competing against other companies operating in Cibus’ industries.

Cibus may not be able to fully implement or execute on its commercial strategy or realize, in whole or in part within its expected time frames, the anticipated benefits of its growth strategies. Cibus’ business and prospects should be evaluated in light of the risks and difficulties it faces as a growing company focused on developing novel disruptive technologies for the agriculture and the industrial ingredients markets.

Cibus has incurred significant losses and anticipates that it will continue to incur significant losses for several years.

Historically, Cibus has incurred net losses and had an accumulated deficit. The amount of Cibus’ future net losses will depend, in part, on the amount of its future operating expenses and the pace at which they are incurred, the satisfaction of its Royalty Liability (as defined herein) and its interest expense related thereto, and its ability to obtain funding through its licensing activities, through equity or debt financings or through grants or partnerships.

With respect to its Royalty Liability, Cibus expects the liability balance to continue to increase each year until 2035, as the accretion of interest expense will outpace the cash payments for royalties due, and the related non-cash interest expense recorded to increase in conjunction with the underlying liability balance. As a result of its limited commercial licensing revenue, Cibus expects to continue to incur significant expenses and operating losses for at least the next several years.

Accordingly, Cibus has concluded that there is substantial doubt about its ability to continue as a going concern for at least 12 months from the issuance date of the financial statements of each of Calyxt and Cibus Global included in Cibus’ definitive proxy statement/prospectus filed with the Securities and Exchange Commission on April 18, 2023.

Cibus’ management is currently evaluating different strategies to obtain the required funding for Cibus’ future operations. These strategies may include but are not limited to private placements or public offerings of equity or equity-linked instruments, or collaboration, licensing or other similar arrangements. There is no assurance that such financing will be available when needed.

Cibus anticipates that such expenses will increase substantially if it, directly or through partners:

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conducts additional research and development activities with respect to current and future productivity traits and sustainable ingredients products, including the development of additional Trait Machine/RTDS platforms, field trials with respect to productivity trait validation;

•	continues to invest in scaling of the automation of the Trait Machine and its R&D to develop new traits;

•	seeks to identify and validate additional productivity traits and sustainable ingredient products for commercial licensing opportunities;

•	acquires or in-licenses technology, germplasm or biological material to support its strategic development;

•	seeks regulatory determinations or approvals, if applicable, with respect to productivity traits and sustainable ingredient products;

•	makes or receives royalty and other payments under any in-license agreements;

•	maintains, protects, expands and defends its intellectual property portfolio;

•	seeks to attract and retain new and existing skilled personnel;

•	integrates the business and operations of Cibus Global and Calyxt into Cibus; and

•	experiences any delays or encounters issues with any of the above.

The net losses Cibus incurs may fluctuate significantly from year-to-year and quarter-to-quarter, such that a period-to-period comparison of its results of operations may not be a good indication of its future performance. In any particular period or periods, Cibus’ operating results could be below the expectations of investors, which could cause the value of its securities to decline.

Cibus faces significant competition and many of its competitors have substantially greater financial, technical and other resources than Cibus does.

The markets for agricultural productivity traits and more sustainable, low-carbon ingredients are highly competitive, and Cibus faces significant competition in its businesses.

In agriculture, competition for improving plant genetics comes from traditional and advanced plant breeding techniques, as well as from the development of desirable plant traits through gene-editing techniques. Competition for the discovery of new desirable traits based on biotechnology is likely to come from a relatively small number of major global agricultural chemical companies, smaller biotechnology research companies and institutions, and academic institutions. For improving crop yields, Cibus’ traits compete as a system with other practices, including the application of crop protection chemicals, fertilizer formulations, farm mechanization, other biotechnology, and information management. Programs to improve genetics and chemistry are generally concentrated within a relatively small number of large companies, while non-genetic approaches are underway with a broader set of companies. With respect to more sustainable ingredients, competition comes from traditional chemical and non-sustainable ingredients primarily produced by global health and nutrition companies, large international chemical companies and companies specializing in specific products, such as flavor or fragrance ingredients, as well as from emerging alternatives produced from renewable sources, including fermentation and synthetic biology.

Many of Cibus’ current or potential competitors, either alone or with their research and development or collaboration partners, have significantly greater financial resources and expertise in research and development, marketing and licensing than Cibus does. Further, many competitors have well-developed networks for their products, including valuable historical relationships with potential customers that we are seeking to engage with. Smaller or early-stage companies may also prove to be significant competitors, particularly through research and development and collaborative arrangements with large and established companies. Competitors also compete with Cibus in recruiting and retaining qualified scientific and management personnel, as well as in acquiring technologies complementary to, or necessary for, Cibus’ programs. Future mergers and acquisitions may result in a concentration of resources among an increasingly smaller number of competitors.

Cibus intends to compete on the basis of: innovation; product performance and quality; development cost and price; market priorities, including increasing focus on sustainability, climate change and social responsibility. Cibus’ ability to compete effectively depends, in part, on its ability to successfully: evaluate needs and market demand in the seed and ingredients markets; control costs; develop commercial licensing relationships with established seed companies and end-users of industrial ingredients; innovate new productivity traits and more sustainable ingredients that are attractive to the market; navigate regulatory requirements; and license traits and ingredients in a timely and cost-efficient manner.

Ultimately, if Cibus cannot demonstrate that its productivity traits and more sustainable ingredient products are better alternatives to existing product options, Cibus may not succeed in its markets, which failure would adversely affect its business, results of operations and financial condition.

Many of Cibus’ existing competitors invest substantial resources in ongoing research and development, and Cibus also anticipates increased competition as new companies enter the market. To the extent that its competitors introduce new technologies, particularly in the area of gene editing, such developments could render Cibus’ products or technology obsolete, less competitive or uneconomical. In this case, such technological advances or new approaches to trait development could prevent or limit Cibus’ ability to generate revenue from the commercial licensing arrangements.

Cibus relies on gene-editing technologies that may become obsolete in the future.

Cibus relies on its proprietary RTDS technologies, such as the GRON, to develop its productivity traits and low-carbon, sustainable industrial ingredient products. If its competitors are able to refine existing gene-editing technologies to be, or develop new gene-editing technologies that are, superior to its RTDS technologies, Cibus may face reputational damage and a decline in the demand for its productivity traits and sustainable ingredient products. Its technologies may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by one or more of its competitors that are more effective than RTDS or that enable them to develop and commercialize products more quickly or with lower expense than Cibus is able to do. If for any reason Cibus’ technologies become obsolete or uneconomical relative to its competitors’ technologies, this would prevent or limit Cibus’ ability to generate revenues from the commercial licensing of its traits or ingredient products.

Cibus’ success is dependent on demand for its productivity traits and more sustainable ingredient products, which can be adversely impacted by various factors.

Cibus’ success depends on demand for its productivity traits and more sustainable ingredient products, which may be adversely impacted by a variety of factors, including factors unrelated to Cibus and many of which are outside of Cibus’ control. In agriculture, demand for seed generally and demand from seed companies for specific traits depends on a variety of factors, including downstream demand for specific crops. For example, because China is the world’s largest importer of soybeans, a severe downturn in the Chinese economy could have a negative effect on global soybean sales and as a result, the demand for soybean seeds in the U.S. market, including soybean seeds that include Cibus’ productivity traits.

With respect to more sustainable, low-carbon ingredients, demand is primarily driven by global societal and political movements to accelerate a transition to sustainable consumption. For example, hundreds of companies, including numerous large multinational corporations, have publicly committed to achieving net-zero carbon emissions by 2040.

Demand for Cibus’ productivity traits and more sustainable ingredient products could decline as a result of various factors, including because of availability of more cost effective or better performing alternatives or as a result of failure by its licensees to effectively compete in their respective industries. A decline in demand for Cibus’ productivity traits, more sustainable industrial ingredient products, or downstream products containing Cibus intellectual property could have a material adverse effect on Cibus’ business, results of operations and financial condition.

Cibus’ business activities are currently conducted at a limited number of locations, and damage or business disruptions at these locations would have an adverse effect on its business.

Cibus’ current headquarters is located in San Diego, California. Substantially all of its research and development operations, including its RTDS automation capabilities and the facilities of Nucelis, are conducted at its headquarters location. In addition, Cibus’ first generation parent seed is also produced by Cibus staff in greenhouses near its headquarters and hybrids designated for testing are developed using several different cooperators, primarily in Chile.

Cibus takes precautions to safeguard its facilities, including maintaining customary insurance coverage, implementing safety protocols, and keeping critical research results and computer data backed-up on off-site storage networks. However, damage to, or destruction of, critical facilities, equipment, inventory or development projects, or any business disruptions at Cibus’ critical locations, whether due to natural disasters, acts of vandalism or otherwise, could cause substantial delays in research and development activities and commercial licensing efforts and could cause Cibus to incur additional expenses.

Cibus’ research and development efforts may be slower than expected and not be successful.

The development and advancement of Cibus’ productivity traits and more sustainable industrial ingredient products entail substantial research and development efforts using complex technology platforms, such as its RTDS. These development efforts require significant investments, including expenses relating to laboratory, greenhouse and field testing, and lab and pilot-scale fermentation infrastructure.

Historically, Cibus has incurred significant research and development expenses. Cibus intends to continue to invest in research and development to develop and validate its technologies, productivity traits and sustainable ingredient products. Notwithstanding its investments in research and development, there is significant risk that Cibus will not be able to achieve its development goals in the desired timeframe or at all, and Cibus may not realize significant product revenue in the near term, if ever.

Moreover, the application of gene-editing technologies can be unpredictable, and may prove to be unsuccessful when attempting to achieve desired productivity traits in different crops and plants or to produce sustainable ingredient products at scale. For example, Cibus’ productivity traits that perform in the greenhouse may not achieve similar performance levels in the field, or may achieve varying performance levels as a result of environmental and geographic conditions, and Cibus’ sustainable ingredient products developed at lab-scale or pilot-scale may not be successfully generated at commercial scale. Any such variations could substantially harm Cibus’ ability to license the relevant intellectual property for such productivity traits or sustainable ingredient candidates.

Development using innovative and complex technologies, such as Cibus’ RTDS, is subject to the risks that, among other things:

•	its productivity trait or sustainable ingredient product candidates fail to perform as expected in greenhouse evaluation;

•	its productivity trait or sustainable ingredient product candidates fail to perform as expected in the field or at commercial scale, as applicable;

•	Cibus is unable to achieve a desired trait or targeted sustainable ingredient using its RTDS;

•	necessary regulatory approvals and governmental clearances, if applicable, in Cibus’ targeted markets are not obtainable or not provided in a timely manner;

•	its products exhibit unanticipated, undesirable performance or other unanticipated effects;

•	the value that Cibus ascribes to its productivity traits or sustainable ingredient products is not recognized by potential licensors or such licensors’ downstream end-user customers;

•	its productivity trait and sustainable ingredient candidates are difficult or impossible to produce on a large scale; and

•	Cibus is unable to fully develop or license its productivity traits and sustainable ingredient products in a timely manner or at all.

Lastly, the field of gene editing, particularly in plants and microorganisms, is still in its early stages. Unexpected or negative developments from the use of RTDS, including with respect to the exhibition of unanticipated undesirable traits or characteristics, could adversely affect the commercial value of Cibus’ product offerings and harm its reputation. In addition, negative developments arising from its competitors’ use of certain gene-editing technologies could harm the reputation of gene-editing technology, generally.

Cibus may direct its limited resources toward productivity trait or sustainable ingredient candidates that prove to be less profitable or successful than others that it did not pursue.

Cibus has limited financial and managerial resources, which Cibus must expend on the basis of its expectations about, and forecasts of, market demand. As a result, Cibus may forego or delay the pursuit of opportunities with certain productivity trait or sustainable ingredient candidates that later prove to have greater commercial potential than those that Cibus does choose to develop. Its resource allocation decisions may lead Cibus to fail to capitalize on commercially viable productivity trait or sustainable ingredient candidates or profitable market opportunities. Its spending on current and future research and development programs and productivity trait or sustainable ingredient candidates may never yield commercially viable products sufficient to sustain its business and operations.

Cibus intends to license the intellectual property with respect to its productivity traits and sustainable ingredient products to third parties for use in their products, and will be dependent on them to successfully commercialize such products.

Cibus’ business model contemplates that it will license to third parties the intellectual property with respect to substantially all of the productivity traits and sustainable ingredients it develops for sale in their product offerings. Cibus’ licensee customers will typically oversee the development and commercialization of products containing such licensed intellectual property. In such cases, Cibus’ ability to achieve milestone payments or generate royalties is not within its direct control and will substantially depend on the efforts and success of its licensee customers.

If Cibus’ licensees are delayed or unsuccessful in introducing Cibus’ licensed intellectual property into their products or commercializing the products that contain Cibus’ licensed intellectual property, or if they fail to devote sufficient time and resources to support the marketing and selling efforts of those products, Cibus may not receive royalty payments as expected and its financial results could be harmed. Further, if these licensee customers fail to market products incorporating Cibus’ intellectual property at prices that will achieve or sustain market acceptance for those products, Cibus’ royalty revenues could be further harmed.

Any partnerships that Cibus may enter into in the future may not be successful.

Cibus may seek research and development partnerships or joint venture arrangements with third parties for the development or commercialization of certain intellectual property. To the extent that Cibus pursues such arrangements, Cibus will face significant competition in seeking appropriate partners. Moreover, such arrangements are complex and time-consuming to negotiate, document, implement and maintain. Cibus may not be successful in establishing or implementing such arrangements. The terms of any partnerships, joint ventures or other arrangements that Cibus may establish may not be favorable to Cibus.

The success of any future partnerships or joint ventures is uncertain, and will depend heavily on the efforts and activities of Cibus’ partners. Such arrangements are subject to numerous risks, including the risks that:

•	its partners may have significant discretion in determining the efforts and resources that they will apply to the arrangement;

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its partners may not contribute sufficient capital or resources toward development in light of changes in strategic focus, competing priorities, availability of funding or capital resources, or other external factors;

•	its partners may delay or abandon development efforts, fail to conduct research and development activities that produce sufficient conclusory data, or provide insufficient funding;

•	its partners could develop, independently or with third parties, intellectual property or products that compete with Cibus’ productivity traits or sustainable ingredient products;

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partners who license intellectual property rights from Cibus may not commit sufficient resources to, or otherwise not perform satisfactorily in executing, downstream product commercialization activities;

•	to the extent that such arrangements provide for exclusive rights, Cibus may be precluded from collaborating with others;

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its partners may not properly maintain or defend Cibus’ intellectual property rights, or may use Cibus’ intellectual property or proprietary information in a way that gives rise to actual or threatened litigation that could jeopardize or invalidate Cibus’ intellectual property or proprietary information or expose Cibus to potential liability;

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disputes may arise between Cibus and a partner that causes the delay or termination of research and development activities or downstream product commercialization efforts, or that result in costly litigation or arbitration that diverts management attention and resources;

•	such arrangements may be terminated, and, if terminated, may result in a need for additional capital for Cibus’ independent pursuit of matters previously covered by such arrangement;

•	its partners may own or co-own intellectual property that results from its arrangement; and

•	a partner’s activities may not be in compliance with applicable laws resulting in civil or criminal proceedings.

If ongoing or future field trials are unsuccessful, Cibus may be unable to complete the development of productivity trait candidates on a timely basis or at all.

Cibus relies on field trials to evaluate and demonstrate the efficacy of productivity traits that it has developed and evaluated in greenhouse conditions. Field trials allow Cibus to test the productivity traits that it has developed as well as to increase seed production, and to measure performance across multiple geographies and conditions. The successful completion of field trials is critical to the success of Cibus’ productivity trait development efforts and supports its licensing efforts with respect to its productivity trait candidates.

If Cibus’ ongoing or future field trials are unsuccessful or produce inconsistent results or unanticipated adverse effects on the agronomic performance of seeds with its traits, or if the field trials do not produce reliable data, Cibus’ productivity trait development efforts could be delayed, subject to additional regulatory review or abandoned entirely. In addition, in order to support its licensing efforts, it is necessary to collect data across multiple growing seasons and from different geographies. Even in cases where initial field trials are successful, Cibus cannot be certain that additional field trials conducted on a greater number of acres or in different geographies will also be successful. Many factors that are beyond Cibus’ control may adversely affect the success of these field trials, including unique geographic conditions, weather and climatic variations, disease or pests, or acts of protest or vandalism. Field trials, which may take up to 2-3 years, are costly, and any field trial failures that Cibus may experience may not be covered by insurance and, therefore, could result in increased costs, which may negatively impact its business and results of operations.

Cibus relies on third parties to conduct, monitor, support and oversee field trials, and any performance issues by them may impact Cibus’ ability to successfully commercialize products or license traits.

Cibus currently relies on third parties, such as growers, consultants, contractors, and universities, to conduct, monitor, support and oversee its field trials. Because field trials are conducted in multiple geographies, it is often difficult for Cibus to monitor the daily activity of the work being conducted by such third parties that it engages. Although Cibus provides its third parties with extensive protocols regarding the establishment, management, data collection, harvest, transportation and storage of its productivity trait candidates, Cibus has limited control over the execution of field trials. Poor field trial execution or data collection, failure to follow required agronomic practices, protocols or regulatory requirements, or mishandling of productivity trait candidates by these third parties could impair the success of Cibus’ field trials. Any such failures may result in delays in the development of Cibus’ productivity trait candidates or the incurrence of additional costs. Ultimately, Cibus remains responsible for ensuring that each of its field trials is conducted in accordance with the applicable protocol, legal and regulatory and agronomic standards, and its reliance on third parties does not relieve Cibus of its responsibilities. Should such third parties fail to comply with these standards, Cibus’ ability to develop its productivity trait candidates for licensing could be adversely impacted, and Cibus may be forced to incur additional costs in regaining compliance.

Additionally, if Cibus is unable to enter into, or maintain, agreements with such third parties on acceptable terms, or if any such engagement is terminated prematurely, Cibus may be unable to conduct or complete its field trials in the manner it anticipates. If Cibus’ relationship with any of these third parties is terminated, Cibus may be unable to enter into arrangements with alternative third parties on commercially reasonable terms, or at all. Switching or adding third parties can involve substantial cost and require extensive management time and focus. In addition, there is a natural transition period when any new third party commences field trial work. As a result, delays may occur, which could materially impact Cibus’ ability to meet its desired development timelines.

Cibus may lack the necessary expertise, personnel and resources to effectively license its productivity traits and sustainable ingredient products.

To successfully license the intellectual property underlying Cibus’ productivity traits and sustainable ingredient products, Cibus must develop, foster and maintain commercial relationships with a range of potential customers across several industries, including potential customers that may have long-standing historical relationships with competitors. In order to be successful in this regard, Cibus will need to develop and enhance its commercial team to both establish new relationships as well as to maintain relationships with existing customers. To foster the commercial success of Cibus’ licensee customers in effectively marketing and commercializing their products containing Cibus licensed intellectual property, Cibus will need to develop and build-out its own understanding of their respective industries and capabilities.

Factors that may affect Cibus’ ability to effectively license its intellectual property and support its licensee’s commercialization efforts include its ability to: recruit and retain adequate numbers of qualified personnel, effectively develop relationships with potential licensee customers in key industries, secure license agreements with companies requiring them to undertake specific commercialization activities within specified timeframes, and persuade downstream end users to purchase and use products that integrate Cibus licensed intellectual property.

Developing and maintaining such capabilities requires significant investment, is time-consuming and could delay the licensing of Cibus’ intellectual property with respect to productivity traits or sustainable ingredient products or the commercial launch of its licensees’ products.

Interruptions in the production or transportation of parent seeds could adversely affect Cibus’ operations and profitability.

With respect to productivity traits, Cibus’ licensee customers will provide elite germplasm to Cibus so that Cibus may introduce a desired productivity trait. Cibus will produce parent or hybrid seeds containing such productivity traits for the licensee customer. Cibus’ licensee customers would then utilize the parent seed containing Cibus’ traits to produce their own hybrids. Cibus will rely on contract seed producers for such parent seed production.

Poor execution, failure to follow required agronomic practices, protocols or regulatory requirements, or mishandling of productivity trait candidates by these contract seed producers could adversely affect products. Any such failures may result in delays in Cibus’ ability to deliver parent seed to Cibus’ licensee customers in a timely manner. Such delays could adversely affect the ability of Cibus’ licensee customers to deliver hybrid seed products to farmers to meet their planting window. Cibus’ dependency upon timely seed deliveries means that interruptions or stoppages in such deliveries, or delays or limitations with respect to seed production, could adversely affect Cibus’ operations until alternative arrangements could be made. Such a delay would adversely affect Cibus’, and its licensee customers’, reputations and revenues and could result in write-offs of inventory. If Cibus was unable to produce the necessary seed for an extended period of time for any reason, its business, customer relations, and operating results could suffer.

Cibus may not be able to identify suitable seed producers to meet its production needs. If Cibus does identify suitable seed producers, it may not be able to enter into cost effective agreements on acceptable terms. If any contract seed producers whom Cibus engages fail to perform their obligations as expected or breach or terminate their agreements with Cibus, or if Cibus is unable to secure the services of such third parties when and as needed, Cibus may lose opportunities to generate revenue from product sales.

The unintended presence of Cibus’ productivity traits in other products or plants, or of transgenes in Cibus’ products, may negatively affect Cibus.

Trace amounts of Cibus’ productivity traits may unintentionally be found outside its agricultural containment area in the products of third parties, which may result in negative publicity and claims of liability brought by such third parties against Cibus. Furthermore, in the event of an unintended dissemination of Cibus’ gene-edited germplasm into the environment, or the presence of unintended trace amounts of its traits in traditional seed, or in the grain or products produced from traditional crops, Cibus could be subject to claims by multiple parties, including environmental advocacy groups, as well as governmental actions such as mandated crop destruction, product recalls, or additional stewardship practices and environmental cleanup or monitoring.

Cibus’ productivity traits and sustainable ingredient products may not achieve commercial success quickly or at all.

Cibus intends to license intellectual property with respect to its RTDS-developed productivity traits and sustainable ingredient products to third parties. Cibus’ productivity traits and sustainable ingredient products are in various stages of development, and there are no established channels to market for their commercialization by potential licensee customers. If Cibus is unable to license its productivity traits and sustainable ingredient products on a significant scale, then Cibus may not be successful in building a profitable business.

Cibus expects to price its licenses based on its assessment of the value that Cibus believes its productivity traits and sustainable ingredient products will provide within the relevant end product market dynamics, rather than on the cost of production. If licensees, commercial product end users or other market participants attribute a lower value to Cibus’ productivity traits or sustainable ingredient products than Cibus does, they may not be willing to pay the premiums that Cibus expects to charge. Pricing levels may also be negatively affected if Cibus’ productivity traits or sustainable ingredient products traits are unsuccessful or suboptimal in producing or exhibiting the characteristics expected by Cibus and its licensees.

Public understanding of Cibus’ RTDS technologies and public perception and acceptance of gene-editing technologies, including Cibus’ RTDS technologies, could affect Cibus’ sales and results of operations and impact relevant government regulation.

The ability of Cibus’ licensees to successfully commercialize products containing Cibus’ productivity traits and sustainable ingredient products depends, in part, on public understanding and acceptance of gene editing.

Such understanding is particularly relevant with respect to plant gene editing, where end products may enter consumer food supply chains. Farmers, seed companies and end-product consumers may not understand the nature of Cibus’ RTDS technologies or the scientific distinction between Cibus’ non-transgenic products and processes and transgenic products and processes of competitors. As a result, these parties may transfer negative perceptions and attitudes regarding transgenic products to Cibus’ products and productivity trait candidates. A lack of understanding of Cibus’ RTDS technologies may also make consumers more susceptible to the influence of negative information provided by opponents of biotechnology. Some opponents of biotechnology actively seek to raise public concern about gene editing, whether transgenic or non-transgenic, by claiming that plant products developed using biotechnology are unsafe for consumption or use, pose risks of damage to the environment, or create legal, social and ethical dilemmas. The commercial success of Cibus’ trait candidates may be adversely affected by such claims, even if unsubstantiated. In addition, extreme opponents of biotechnology have vandalized the fields of farmers planting biotech seeds and facilities used by biotechnology companies. Any such acts of vandalism targeting the fields of farmers planting seed with Cibus traits, Cibus’ field testing sites or its research, production or other facilities, could adversely affect Cibus’ sales and costs.

Negative public perceptions about gene editing can also affect the regulatory environment in the jurisdictions in which Cibus is targeting the licensing of its intellectual property. Any increase in such negative perceptions or any restrictive government regulations in response thereto, could have a negative effect on Cibus’ business and may delay or impair its ability to enter licensing agreements or to receive milestone and royalty payments pursuant to such licensing arrangements.

Food products produced from crops containing Cibus’ productivity traits may fail to meet standards established by third-party non-GMO verification organizations, which could reduce the value of Cibus’ productivity traits to licensee customers.

Certain third-party organizations offer verification programs that seek to make non-GMO products easily identifiable for consumers. These organizations verify the non-GMO status of products (such as foods, beverages and vitamins) based on independently developed standards, and often authorize the display of specific markers or labels illustrating such status on the verified product’s packaging. Although the verification programs seek to identify finished products as non-GMO verified, the processes that they employ typically examine the individual ingredients and precursors, rather than the finished products.

Standards established by such third-party organizations for the verification of non-GMO status often differ from applicable regulatory legal standards governing non-GMO classification in the United States, Canada or other of Cibus’ target markets. As a result, notwithstanding a regulatory determination as to the non-GMO status of its RTDS technologies, products containing Cibus’ traits may fail to meet more restrictive or non-scientific standards imposed by these independent verification organizations. For example, a third-party verification organization could determine that it will withhold its non-GMO verification from any product developed using biotechnology, whether it is transgenic or not.

If third-party verification organizations were to determine that any products containing Cibus’ productivity traits, or gene-edited products generally, did not meet their non-GMO verification standards, and certified non-GMO seals or labels were not available for such products, Cibus’ reputation could be harmed, these products may be unable to demand non-GMO premiums, which could reduce the value of Cibus’ productivity traits to its licensee customers, and Cibus’ operating results could be adversely affected.

Cibus’ insurance coverage may be inadequate to cover all the liabilities Cibus may incur.

Cibus faces the risk of exposure to liability claims if any product that uses Cibus’ technologies or incorporates any of Cibus’ intellectual property causes injury. Although Cibus carries insurance at levels customary for companies in its industries, such coverage may become unavailable or be inadequate to cover all liabilities Cibus may incur. There can be no assurance that Cibus will be able to continue to maintain such insurance, or obtain comparable insurance at a reasonable cost, if at all. If Cibus is unable to obtain sufficient insurance coverage at an acceptable cost or otherwise, or if the amount of any claim against Cibus exceeds the coverage under its policies, Cibus may face significant expenses.

Risks Related to Cibus’ Industries

Cibus’ success is partially dependent on its ability to make accurate predictions about customer demand in its industries.

Due to the lead time involved in developing a productivity trait or sustainable ingredient product candidate, Cibus and its licensee customers must make a number of assumptions and estimates regarding the commercial feasibility of development, including assumptions and estimates regarding the demand for end-products containing Cibus licensed intellectual property, the existence or non-existence of products being simultaneously developed by competitors, and potential market penetration and obsolescence, whether planned or unplanned.

As a result, it is possible that Cibus and its licensee customers may involve substantial time and resources to develop intellectual property for a contemplated end product that is quickly displaced or that addresses a market that no longer exists or is smaller than previously thought.

Agriculture

Cibus’ estimates and forecasts with respect to addressable acres, addressable trait acres, trait penetration rates and Cibus’ potential market share may prove to be inaccurate, and Cibus’ business could fail to achieve the same growth rates as other companies operating in the seed and trait industries.

Estimates about current markets and market opportunity estimates, projections and forecasts are based on assumptions and estimates that may not prove to be accurate and are therefore inherently uncertain. Cibus’ management makes estimates that it believes to be reasonable based on currently available information, but estimates, projections and forecasts relating to the size and expected growth of Cibus’ industry, the biotech seeds market, the market for productivity traits and expected trait penetration, and estimates regarding Cibus’ ability to capture addressable acres may prove to be materially inaccurate. In addition, management’s estimates about the incremental value increase that a novel, newly developed productivity trait may produce, may prove to be materially inaccurate.

In particular, management’s estimates, projections and forecasts include an assumption that changes are likely to be made to the European Union’s regulatory landscape that would enable Cibus’ productivity traits to be licensed for use in seed distributed in EU member states. This assumption could prove to be incorrect and if the RTDS technologies by which Cibus’ productivity traits are developed continues to be subject to GMO regulation in the EU, Cibus’ estimates, projections and forecasts would need to be materially revised. Assumptions regarding uncertain regulatory outcomes are subject to numerous risk. See “ —Risks Related to Regulatory and Legal Matters.”

Even if Cibus’ general industry and market projections and forecasts are achieved, Cibus’ business could fail to realize management’s expectations with respect to Cibus’ ability to compete effectively, including by capturing addressable acres and realizing management’s expectations regarding trait values.

The overall agricultural industry is susceptible to commodity and raw material price changes.

Prices for agricultural commodities and their byproducts are often volatile and sensitive to local and international changes in supply and demand caused by a variety of factors, including general economic conditions, farmer planting and selling decisions, government agriculture programs and policies, global and local inventory levels, demand for biofuels, weather and crop conditions, food safety concerns, government regulations, and demand for and supply of, competing commodities and substitutes. As a result, Cibus may not be able to anticipate or react to changing costs by adjusting its practices, which could cause its operating results to deteriorate. Cibus may engage in hedging or other financial transactions to mitigate these risks. If these efforts are not successful, it could materially affect Cibus’ business, operating results and prospects and cause the value of its securities to decline.

The successful licensing of Cibus’ productivity trait candidates, and the commercialization by seed partners of seed products containing these traits, may also be adversely affected by fluctuations in the prices of agricultural commodities and agricultural inputs, such as fertilizer, energy, labor and water, in each case caused by market factors beyond Cibus’ control. Changes in the prices of certain raw materials used by farmers in growing Cibus’ crops could result in higher overall costs along the agricultural supply chain. Depending on the nature of such price changes, the cultivation of certain crops could be impacted to a greater extent than others. While increases in certain costs could make certain of Cibus’ productivity traits more valuable, increases in certain raw material costs could adversely affect demand for Cibus’ productivity traits, including as a result of farmers being less willing to transition to new and unfamiliar seed products containing Cibus traits.

Adverse weather and environmental conditions and natural disasters can cause significant costs and losses.

Cibus’ revenues will depend, in part, on trait royalties paid to Cibus from seed sales by the companies that license Cibus’ productivity traits for their commercial seed products. Cibus’ licensees’ seed crops are vulnerable to adverse weather conditions, including windstorms, floods, drought and temperature extremes, which are common but difficult to predict. In addition, such seed crops are vulnerable to crop disease and to pests, which may vary in severity and effect, depending on the stage of production at the time of infection or infestation, the type of treatment applied and climatic conditions. The weather also can affect the quality, volume and cost of seed produced for sale as well as demand and product mix. In addition, climate change may increase the frequency or intensity of extreme weather such as storms, floods, heat waves, droughts and other events that could affect the quality, volume and cost of seed produced for sale as well as demand and product mix. Climate change may also affect the availability and suitability of arable land and contribute to unpredictable shifts in the average growing season and types of crops produced. Unfavorable growing conditions can reduce both crop size and quality.

Although Cibus licenses its traits to seed companies that are responsible for the growing of their seed directly, these factors can still impact Cibus by potentially decreasing the quality and yields of seed containing Cibus’ productivity traits and reducing Cibus’ licensees’ available inventory. These factors can adversely impact Cibus’ licensees sales, which would result in lower royalty payments to Cibus, which in turn may have a material adverse effect on Cibus’ business, results of operations and financial condition.

The agricultural industry is highly seasonal, which may cause Cibus’ sales and operating results to fluctuate significantly.

The sale of plant and seed products is dependent upon growing and harvesting seasons, which vary from year to year and across geographies as a result of weather-related shifts in planting schedules and purchase patterns of farmers. Seasonality in the seed industry is expected to result in both highly seasonal patterns and substantial fluctuations in quarterly sales and profitability for Cibus’ business and may be further impacted by climate change.

Seasonality also relates to the limited windows of opportunity that farmers have to complete required tasks at each stage of crop cultivation. Weather and environmental conditions and natural disasters, such as heavy rains, hurricanes, hail, floods, tornadoes, freezing conditions, excessively hot or cold weather, drought or fire, affect decisions by farmers about the types and amounts of seeds to plant and the timing of harvesting and planting such seeds. Should adverse conditions occur during key growing and harvesting seasons, such conditions could substantially impact demand for agricultural inputs. Any delayed or cancelled orders as a result of such conditions would negatively affect the quarter in which they occur and cause fluctuations in Cibus’ operating results.

Sustainable Ingredients

The sustainable ingredients industry is still emerging.

The sustainable, low-carbon ingredients industry is still emerging, driven by government policy and regulations, low-carbon technology advancement, and shifting sentiment and societal preferences, and as an emerging industry is characterized by rapid change.

Cibus’ future success will depend, in part, on its ability to adapt to address the evolving market environment and the changing needs of its licensee customers on a timely and cost-effective basis. This will require Cibus to compete with an increasing number of new market entrants, including companies that are pursuing novel technologies and methods of production.

Should Cibus be unable to effectively and efficiently address such market changes, this would have a material adverse effect on Cibus’ business, results of operations and financial condition.

Risks Related to Regulatory and Legal Matters

Ethical, legal and social concerns about the use of gene-edited plants and microorganisms could limit licensing demand for Cibus’ intellectual property.

The intellectual property that Cibus intends to license to third parties uses non-transgenic gene-editing of plants and microorganisms. Public perception about the safety of, and ethical, legal or social concerns over, gene-edited products, including plants and microorganisms, could affect public acceptance of products incorporating Cibus’ licensed intellectual property. If potential licensees are concerned that downstream products incorporating such licensed intellectual property may not be accepted by their customers or end-users, this may adversely impact demand for the licensing arrangements that Cibus intends to pursue. If Cibus is not able to overcome any such concerns, this could have a material adverse effect on Cibus’ business, results of operations and financial condition.

Regulatory requirements for gene-edited products are uncertain and evolving. Adverse changes in the current application of these laws would have a significant negative impact on Cibus’ ability to develop and commercialize its product candidates.

Changes in regulatory requirements applicable to Cibus’ productivity trait or sustainable ingredient product candidates could result in a substantial increase in the time and costs associated with their development and could negatively impact Cibus’ operating results.

To date, Cibus’ productivity trait products have been subject to the United States’ self-regulatory framework. Prior to August 2020, Cibus used the USDA’s AIR process for the assessment of its productivity traits. In 2004, APHIS informed Cibus in writing that products developed using its RTDS (specifically where Cibus used the GRON in an early version of its technologies under the RTDS umbrella) are not subject to regulation under the PPA. In 2018, the USDA determined not to require an AIR assessment for products that used modern forms of mutagenesis if it was clear these outcomes could occur in nature—an opinion that applies to Cibus’ newer technologies under the RTDS umbrella. In August 2020, the AIR process was replaced by the USDA’s SECURE rule, under which, certain categories of modified plants are exempt from regulations because they could have been developed through traditional breeding techniques and are unlikely to pose an increased plant pest risk. In addition, plants determined by APHIS to be non-regulated because they are unlikely to pose a plant pest risk, are exempt from the regulations, and a confirmation of this determination can be requested from APHIS. Cibus continues to work with the USDA, as developing plants with new productivity traits for herbicide tolerance or plants with multiple gene-edited traits may need to be assessed through the SECURE rule’s confirmation process.

In the event that any of Cibus’ productivity trait candidates are found to contain inserted genetic material or otherwise differ from the descriptions Cibus has provided to the USDA, the USDA could determine that such products or productivity trait candidates are regulated articles, which would require Cibus to comply with the more onerous permit and notification requirements of the PPA. Moreover, Cibus cannot assure you that the USDA will analyze any of Cibus’ future productivity trait candidates in a manner consistent with its analysis of Cibus’ products or productivity trait candidates to date. Complying with the USDA’s plant pest regulations, including permitting requirements, is a costly, time-consuming process and could substantially delay or prevent the commercialization of Cibus’ products.

There can be no guarantee that the governing regulations in the United States will not change. It is difficult for Cibus and its licensee customers to predict whether U.S. regulators will alter the manner in which they interpret existing laws and regulations or institute new regulations, or otherwise modify regulations in a way that will subject products developed with Cibus’ RTDS technologies to more burdensome standards, thereby substantially increasing the time and costs associated with required regulatory activities of Cibus and its customers. If the regulatory burden and expense required for the utilization of Cibus’ products becomes too significant, its customers may seek alternatives that involve lesser regulatory costs.

Some products containing Cibus’ productivity traits may be subject to FDA food product regulations or EPA environmental impact regulations. Under the FDA, any substance that is reasonably expected to become a food or animal feed component or additive is subject to FDA premarket review and approval, unless generally recognized among qualified experts as having been adequately shown to be GRAS or the use of the substance is otherwise excluded from the “food additive” definition. The FDA may classify some or all of Cibus’ productivity traits as containing a food additive that is not GRAS or otherwise determine that further review is required. Such classification would cause these productivity traits to require premarket approval, which could delay a licensee customer’s commercialization of products containing these productivity traits. Such a classification could substantially increase the time and costs associated with required regulatory activities of Cibus and its customers. If the regulatory burden and expense required becomes too significant, Cibus’ customers may seek alternatives that involve lesser regulatory costs.

The FDA’s thinking on the use of genome editing techniques to produce new plant varieties that are used for human or animal food continues to evolve, and in January 2017, the FDA announced an RFC seeking public input to help inform its thinking about human and animal foods derived from new plant varieties produced using genome editing techniques. If the FDA enacts new regulations or policies with respect to gene-edited plants, such policies could result in additional compliance costs and/or delay the commercialization of any products containing Cibus’ productivity trait candidates, which could adversely affect Cibus’ profitability.

In the EU, GMOs and genetically modified food and feed products can only be sold in the market once they have been properly authorized. With respect to GMOs and genetically modified food and feed products, an application for authorization must be submitted under Directive 2001/18/EC if a company seeks to release GMOs for experimental purposes (e.g., field tests) and/or to sell GMOs, as such or in products, in the market (e.g., cultivation, importation or processing) and an application for authorization must be submitted under Regulation (EC) 1829/2003 if a company seeks to sell GMOs in the market for food and feed use and/or food and feed products containing or produced from GMOs. At the national level, EU member states have the ability to restrict or prohibit GMO cultivation in their territories by invoking various public policy grounds. In addition, EU directives establish specific labeling and traceability requirements for GMOs and products that contain or are produced from GMOs. Finally, genetically modified plant varieties must be authorized in accordance with Directive 2001/18/EC and/or Regulation (EC) 1829/2003, as applicable, before they can be included in a “Common Catalogue of Varieties,” which would permit the seeds of such genetically modified varieties to be marketed in the EU.

On July 25, 2018, the ECJ issued a final ruling that concluded that organisms obtained by modern mutagenesis plant breeding techniques, including Cibus’ ODM technologies, are GMOs and are subject to Directive 2001/18/EC and its obligations, including stringent pre-market authorization and associated environmental risk assessment requirements. The ECJ found further that varieties obtained by modern forms of mutagenesis are genetically modified varieties required to be authorized in accordance with Directive 2001/18/EC and/or Regulation (EC) 1829/2003, as applicable, before they can be included in a “Common Catalogue of Varieties,” which would permit the seeds of such genetically modified varieties to be marketed in the EU. As a result of the ECJ ruling, the authorities of EU member states are required to treat organisms obtained by new techniques of directed mutagenesis, including those utilized in substantially all productivity traits in Cibus’ current pipeline, as GMOs. Such organisms therefore remain subject to the onerous pre-market assessments and authorization procedures derived from Directive 2001/18/EC or, if applicable, Regulation (EC) 1829/2003, as well as to the labeling and traceability requirements applicable to GMOs.

Complying with such EU regulations is costly and time-consuming, and has no guarantee of success and could therefore substantially delay or totally prevent the commercialization in the EU of products containing productivity traits developed by Cibus. Accordingly, the EU regulatory framework materially adversely affects demand among potential licensee customers for Cibus’ gene-edited productivity traits.

Potential changes in regulatory frameworks that would be beneficial to Cibus may not come to fruition.

Currently, authorities of EU member states are required under EU regulations to treat organisms obtained by new techniques of directed mutagenesis, including those utilized in substantially all productivity traits in Cibus’ current pipeline, as GMOs. Such organisms therefore remain subject to onerous pre-market assessments and authorization procedures as well as labeling and traceability requirements applicable to GMOs.

For so long as the UK was an EU member state, the UK regulated GMOs in alignment with EU legislation. However, following the UK’s departure from the EU, the UK has diverged from this historical alignment and very recently adopted new legislation that targets a relaxation of the prior regulatory framework applicable to researchers and commercial breeders using precision breeding technologies. An Act of Parliament was passed on March 23, 2023 (the Genetic Technology (Precision Breeding) Act 2023) to remove plants and animals produced using modern biotechnologies, and the food and feed derived from them, from Genetically Modified Organisms (GMO) regulations if those organisms could have occurred naturally or been produced by traditional methods.

Cibus believes that the EU is also positioned for important regulatory changes that, if adopted, promise to enable more open and fair trade in agriculture for these new technologies. In connection with a follow-up case to the ECJ’s 2018 decision, the appointed Advocate General delivered an opinion suggesting to the ECJ that it declare certain GMOs—namely, those resulting from random mutagenesis applied in vitro—to be exempted from the EU’s GMO Directive. At the same time, the European Commission has announced that it is considering policy options aimed at facilitating the development and uptake of certain some new genomic techniques (NGTs) and their products, taking into account in particular the lower risk profiles of certain plants produced by certain techniques—namely, targeted mutagenesis and cisgenesis—compared to plants obtained with traditional transgenic genetic modification techniques. A proposal for a new EU Regulation in this field has been announced for the second half of 2023 which could potentially relax the rules applicable to the mentioned techniques and products.

Cibus’ management believes that there is strong momentum in the EU in support of changes to EU regulation of non-transgenic gene-editing, such as ODM techniques. Accordingly, although there cannot be any guarantee that any regulatory changes will be adopted in the EU, Cibus anticipates such changes occurring as early as 2023. Cibus management has reflected this expectation in its business plan, including its forecasts and projections regarding Cibus’ market opportunities.

Whether the regulatory changes in the UK will facilitate the sale of Cibus products in the UK and whether the regulatory changes in the EU will materialize and thereafter facilitate the sale of Cibus products in the EU remains speculative. If the EU regulatory changes do not come to fruition, products containing Cibus’ productivity traits would remain subject to the stringent EU regulations applicable to GMOs, which would require material adjustments to a key assumption underlying Cibus’ business plan. Further, even if the legal and regulatory regime in the EU is relaxed as proposed, there can be no assurance that products including Cibus’ licensed productivity traits will be accepted by consumers and other market participants.

Finally, if and to the extent that the EU regulatory proposal is ultimately published, it will likely have to follow the ordinary legislative procedure, which means that approval by the European Council and the European Parliament will be necessary in order for European OGM law to be amended (and potentially relaxed) as regards the targeted NGTs, which process may take several years.

The regulatory environment varies greatly from region to region and in many countries is less developed than in the United States and the EU.

Outside of the United States and the EU, the regulatory environment around gene editing in plants and microorganisms is uncertain and varies greatly from jurisdiction to jurisdiction. Each jurisdiction may have its own regulatory framework regarding genetically modified organisms, which may include restrictions and regulations on planting and growing genetically modified plants and in the consumption and labeling of genetically modified foods, which may encapsulate products containing Cibus licensed intellectual property. The two leading jurisdictions, the United States and the EU, have distinctly different regulatory regimes. Cibus cannot predict how the global regulatory landscape regarding gene editing in plants and microorganisms will evolve, and Cibus may incur increased regulatory costs as regulations change in the jurisdictions in which it operates.

Cibus cannot predict whether or when any jurisdiction will change its regulations with respect to products incorporating Cibus licensed intellectual property. Advocacy groups have engaged in publicity campaigns and filed lawsuits in various countries against companies and regulatory authorities, seeking to halt regulatory approval activities or influence public opinion against genetically engineered products. In addition, governmental reaction to negative publicity could result in greater regulation of genetic research and derivative products or regulatory costs that render Cibus’ product development and the commercialization of products containing Cibus licensed intellectual property cost prohibitive.

The scale of the commodity food industry may make it difficult to monitor and control the distribution of products containing gene-edited Cibus traits. As a result, such products may be sold inadvertently within jurisdictions where they are not approved for distribution. Such sales may lead to regulatory challenges or lawsuits against its licensees, which could seek to name Cibus as a party and which could result in significant expenses and management attention.

Government policies and regulations, particularly those affecting the agricultural sector and related industries, could adversely affect Cibus’ operations and profitability.

Agricultural production and trade flows are subject to government policies and regulations. Governmental policies and approvals of technologies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies, incentives and import and export restrictions on agricultural commodities and commodity products can influence the planting of certain crops, the location and size of crop production, and the volume and types of imports and exports. Future government policies in the United States, Canada, the EU or in other countries could discourage farmers from using products containing Cibus productivity traits or food processors from purchasing harvested crops containing Cibus’ traits or could encourage the use of its competitors’ products, which would put Cibus at a commercial disadvantage and could negatively impact its future revenues and results of operations.

Cibus uses hazardous chemicals and biological materials in its business. Compliance with environmental, health and safety laws and regulations and any claims relating to improper handling, storage or disposal of these materials could be time consuming and costly.

Cibus is subject to federal, state, local and foreign environmental, health and safety laws and regulations, including those governing laboratory procedures, the handling, use, storage, treatment, manufacture and disposal of hazardous materials and wastes, discharge of pollutants into the environment and human health and safety matters. Cibus’ research and development processes may involve the controlled use of hazardous materials, including chemicals and biological materials. Cibus cannot eliminate the risk of contamination or discharge and any resultant injury from these materials. Cibus may be sued for any injury or contamination that results from its use or the use by third parties of these materials, or may otherwise be required to remediate such contamination, and Cibus’ liability with respect to such claims may exceed any insurance coverage that it maintains or the value of its total assets. Compliance with environmental, health and safety laws and regulations is time consuming and expensive. If Cibus fails to comply with these requirements, it could incur substantial costs and liabilities, including civil or criminal fines and penalties, clean-up costs or capital expenditures for control equipment or operational changes necessary to achieve and maintain compliance. In addition, Cibus cannot predict the impact on its business of new or amended environmental, health and safety laws or regulations or any changes in the way existing and future laws and regulations are interpreted and enforced. These current or future laws and regulations may impair Cibus’ research, development or production efforts.

Adverse outcomes in future legal proceedings could subject Cibus to substantial damages, adversely affect its results of operations, harm its reputation and result in governmental actions.

Cibus may become party to legal proceedings, including matters involving personnel and employment issues, personal injury, product liability, environmental matters, intellectual property disputes and other proceedings. Cibus may be held liable if its traits do not perform as anticipated by its customers, or if any product that uses its technologies or incorporates any of its traits causes injury or is found otherwise unsuitable during marketing, sale or consumption. Courts could levy substantial damages against Cibus in connection with claims for injuries allegedly caused by use of such products.

The detection of unintended traits in Cibus’ products could result in governmental actions such as mandated crop destruction, product recalls or environmental cleanup or monitoring. Concerns about seed quality could also lead to additional regulations being imposed on Cibus’ business, such as regulations related to testing procedures, mandatory governmental reviews of biotechnology advances, or the integrity of the food supply chain from the farm to the finished product.

Depending on their nature, certain future legal proceedings could result in substantial damages or payment awards that exceed Cibus’ insurance coverage. Cibus will estimate its exposure to any future legal proceedings and establish provisions for the estimated liabilities where it is reasonably possible to estimate and where an adverse outcome is probable. Assessing and predicting the outcome of these matters will involve substantial uncertainties. Furthermore, even if the outcome is ultimately in Cibus’ favor, its costs associated with such litigation may be material. Adverse outcomes in future legal proceedings or the costs and expenses associated therewith could damage Cibus’ market reputation and have an adverse effect on its results of operations.

Cibus is subject to governmental export and import controls that could impair its ability to compete in international markets due to licensing requirements and subject Cibus to liability if it is not in compliance with applicable laws.

Cibus’ productivity trait and sustainable ingredient candidates are subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. Customs regulations, and various economic and trade sanction regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Controls. Exports of Cibus’ technologies must be made in compliance with these laws and regulations. If Cibus fails to comply with these laws and regulations, Cibus and certain of its employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges; fines, which may be imposed on Cibus and the responsible employees or managers; and, in extreme cases, the incarceration of the responsible employees or managers.

In addition, changes in Cibus’ technologies or changes in applicable export or import laws and regulations may create delays in the introduction and sale of products containing Cibus’ technologies in international markets, prevent Cibus’ customers from deploying their products or, in some cases, prevent the export or import of Cibus’ technologies to certain countries, governments or persons altogether. Any change in export or import laws and regulations, shift in the enforcement or scope of existing laws and regulations, or change in the countries, governments, persons or technologies targeted by such laws and regulations, could also result in decreased use of Cibus’ technologies, or in its decreased ability to export or sell its products to existing or potential customers. Any decreased use of Cibus’ technologies or limitation on Cibus’ ability to export or sell such technologies would likely adversely affect its business, financial condition and results of operations.

Cibus is subject to anti-corruption and anti-money laundering laws with respect to both its domestic and international operations, and non-compliance with such laws can subject Cibus to criminal and civil liability and harm its business.

Cibus is subject to the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.S. domestic bribery statute contained in 18 U.S.C. § 201, the U.S. Travel Act, the USA PATRIOT Act, and possibly other anti-bribery and anti-money laundering laws in countries in which it conducts activities. Anti-corruption laws are interpreted broadly and prohibit Cibus from authorizing, offering, or directly or indirectly providing improper payments or benefits to recipients in the public or private sector. Cibus may have direct and indirect interactions with government agencies and state affiliated entities and universities in the course of its business. Cibus may also have certain matters come before public international organizations such as the United Nations. Cibus uses third-party contractors, strategic commercial partners, law firms, and other representatives for certain aspects of regulatory compliance, patent registration, lobbying, deregulation advocacy, field testing, and other purposes in a variety of countries. Cibus can be held liable for the corrupt or other illegal activities of these third-parties,

Cibus’ employees, representatives, contractors and agents, even if Cibus does not explicitly authorize such activities. In addition, although Cibus has implemented policies and procedures to ensure compliance with anti-corruption and related laws, there can be no assurance that all of its employees, representatives, contractors, partners, or agents will comply with these laws at all times. Noncompliance with these laws could subject Cibus to whistleblower complaints, investigations, sanctions, settlements, prosecution, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, suspension and debarment from contracting with certain governments or other persons, the loss of export privileges, reputational harm, adverse media coverage, and other collateral consequences. If any subpoenas or investigations are launched, or governmental or other sanctions are imposed, or if Cibus does not prevail in any possible civil or criminal litigation, its business, results of operations and financial condition could be materially harmed. In addition, responding to any action will likely result in a materially significant diversion of management’s attention and resources and significant defense costs and other professional fees. Enforcement actions and sanctions could further harm Cibus’ business, results of operations and financial condition.

Cibus may become subject to increasing regulation as a result of its hemp development activities, which could require it to incur additional costs associated with compliance requirements.

Cibus has developed hemp product candidates and is currently exploring licensing opportunities in the crop. Hemp is legally distinct from marijuana and recognized as an agricultural crop by the United States government. Federal and state laws and regulations on hemp address production, monitoring, manufacturing, distribution, and laboratory testing to ensure that that the hemp has a THC concentration of not more than 0.3 percent on a dry weight basis. Federal laws and regulations may also address the transportation or shipment of hemp or hemp products. It is difficult to predict whether regulators, such as the USDA or the MDA, will alter the manner in which they interpret existing federal and state laws and regulations on hemp or institute new regulations, or otherwise modify regulations in a way that will render compliance more burdensome. As Cibus continues to pursue hemp as a product candidate, it may become subject to increasing regulation particular to hemp, which could require it to incur additional costs associated with compliance requirements.

Risks Related to Intellectual Property

Cibus’ ability to compete may decline if it does not adequately protect its intellectual property proprietary rights.

Cibus’ commercial success depends, in part, on obtaining and maintaining proprietary rights to its and its licensors’ intellectual property as well as successfully defending these rights against third party challenges. Cibus will only be able to protect its products, productivity trait or sustainable ingredient candidates, processes and technologies from unauthorized use by third parties to the extent that valid and enforceable patents, or effectively protected trade secrets, cover them. Cibus’ ability to obtain patent protection for its products, productivity trait or sustainable ingredient candidates, processes and technologies is uncertain due to a number of factors, including:

•	Cibus or its licensors may not have been the first to invent the technology covered by Cibus’ or their pending patent applications or issued patents;

•

Cibus cannot be certain that it or its licensors were the first to file patent applications covering Cibus’ products, productivity trait or sustainable ingredient candidates, processes or technologies, as patent applications in the United States and most other countries are confidential for a period of time after filing;

•	others may independently develop identical, similar or alternative products, productivity trait or sustainable ingredient candidates, processes and technologies;

•	the disclosures in Cibus’ or its licensors’ patent applications may not be sufficient to meet the statutory requirements for patentability;

•	any or all of Cibus’ or its licensors’ pending patent applications may not result in issued patents;

•	Cibus or its licensors may not seek or obtain patent protection in countries or jurisdictions that may eventually provide Cibus a significant business opportunity;

•

any patents issued to Cibus or its licensors may not provide a basis for commercially viable products, may not provide any competitive advantages, or may be successfully challenged by third parties, which may result in Cibus’ or its licensors’ patent claims being narrowed, invalidated or held unenforceable;

•	Cibus’ products, productivity trait or sustainable ingredient candidates, processes and technologies may not be patentable;

•

others may design around Cibus’ or its licensors’ patent claims to produce competitive products, productivity trait or sustainable ingredient candidates, processes and technologies that fall outside of the scope of Cibus’ or its licensors’ patents; and

•	others may identify prior art or other bases upon which to challenge and ultimately invalidate Cibus’ or its licensors’ patents or otherwise render them unenforceable.

Even if Cibus owns, obtains or in-licenses patents covering its products, productivity trait or sustainable ingredient candidates, processes and technologies, Cibus may still be barred from making, using and selling its products, productivity trait or sustainable ingredient candidates, processes and technologies because of the patent rights or intellectual property rights of others. Others may have filed, and in the future may file, patent applications covering products, productivity trait or sustainable ingredient candidates, processes or technologies that are similar or identical to Cibus’, which could materially affect Cibus’ ability to successfully develop and commercialize its products and productivity trait or sustainable ingredient candidates. In addition, because patent applications can take many years to issue, there may be currently pending applications unknown to Cibus that may later result in issued patents that Cibus’ products, productivity trait or sustainable ingredient candidates, processes or technologies may infringe. These patent applications may have priority over patent applications filed by Cibus or its licensors.

Obtaining and maintaining a patent portfolio entails significant expense of resources. Part of such expense includes periodic maintenance fees, renewal fees, annuity fees and various other governmental fees on patents and/or applications due over the course of several stages of prosecuting patent applications, and over the lifetime of maintaining and enforcing issued patents. Cibus or its licensors may or may not choose to pursue or maintain protection for particular intellectual property in Cibus’ or its licensors’ portfolio. If Cibus or its licensors choose to forgo patent protection or to allow a patent application or patent to lapse purposefully or inadvertently, Cibus’ competitive position could suffer. Furthermore, Cibus and its licensors employ reputable law firms and other professionals to help comply with the various procedural, documentary, fee payment and other similar provisions Cibus and they are subject to and, in many cases, an inadvertent lapse can be cured by payment of a late fee or by other means in accordance with the applicable rules. There are situations, however, in which failure to make certain payments or noncompliance with certain requirements in the patent prosecution and maintenance process can result in abandonment or lapse of a patent or patent application, resulting in a partial or complete loss of patent rights in the relevant jurisdiction. In such an event, Cibus’ competitors might be able to enter the market, which would have a material adverse effect on Cibus’ business.

Legal action that may be required to enforce Cibus’ patent rights can be expensive and may involve the diversion of significant management time. In addition, these legal actions could be unsuccessful and could also result in the invalidation of Cibus’ or its licensors’ patents or a finding that they are unenforceable. Cibus or its licensors may or may not choose to pursue litigation or other actions against those that have infringed on Cibus’ or their patents, or have used them without authorization, due to the associated expense and time commitment of monitoring these activities. In some cases, the enforcement and defense of patents Cibus in-licenses is controlled by the applicable licensor. If such licensor fails to actively enforce and defend such patents, any competitive advantage afforded by such patents could be materially impaired. In addition, some of Cibus’ competitors may be able to sustain the costs of such litigation or proceedings more effectively than Cibus or its licensors can because of their greater financial resources and more mature and developed intellectual property portfolios. Accordingly, despite Cibus’ efforts, Cibus may not be able to prevent third parties from infringing upon or misappropriating or from successfully challenging Cibus’ intellectual property rights. If Cibus fails to protect or to enforce its intellectual property rights successfully, its competitive position could suffer, which could harm its results of operations.

In addition to patent protection, because Cibus operates in the highly technical field of biotechnology, Cibus relies in part on trade secret protection in order to protect its proprietary technology and processes. However, trade secrets are difficult to protect. Monitoring unauthorized uses and disclosures is difficult, and Cibus does not know whether the steps it has taken to protect its proprietary technologies will be effective. Cibus cannot guarantee that its trade secrets and other proprietary and confidential information will not be disclosed or that competitors will not otherwise gain access to Cibus’ trade secrets. Despite these efforts, any of these parties may breach the agreements and disclose Cibus’ proprietary information, including its trade secrets, and Cibus may not be able to obtain adequate remedies for such breaches. Cibus enters into confidentiality and intellectual property assignment agreements with its employees, consultants, outside scientific collaborators, sponsored researchers and other advisors. These agreements generally require that the other party keep confidential and not disclose to third parties all confidential information developed by the party or made known to the party by Cibus during the course of the party’s relationship with Cibus. These agreements also generally provide that inventions conceived by the party in the course of rendering services to Cibus will be Cibus’ exclusive property. However, these agreements may be breached or held unenforceable and may not effectively assign intellectual property rights to Cibus.

In addition to contractual measures, Cibus tries to protect the confidential nature of its proprietary information using physical and technological security measures. Such measures may not provide adequate protection for Cibus’ proprietary information. For example, Cibus’ security measures may not prevent an employee or consultant with authorized access from misappropriating Cibus’ trade secrets and providing them to a competitor, and the recourse Cibus has available against such misconduct may not provide an adequate remedy to protect its interests fully. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time consuming, and the outcome is unpredictable. In addition, courts outside the United States may be less willing to protect trade secrets. Furthermore, Cibus’ proprietary information may be independently developed by others in a manner that could prevent legal recourse by Cibus. If any of Cibus’ confidential or proprietary information, including its trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, Cibus’ competitive position could be harmed and its business could be materially and adversely affected.

Patents and patent applications involve highly complex legal and factual questions, which, if determined adversely to Cibus, could negatively impact its competitive position.

The patent positions of biotechnology companies and other actors in Cibus’ fields of business can be highly uncertain and typically involve complex scientific, legal and factual analyses. In particular, the interpretation and breadth of claims allowed in some patents covering biological compositions may be uncertain and difficult to determine, and are often affected materially by the facts and circumstances that pertain to the patented compositions and the related patent claims. The standards of the United States Patent and Trademark Office (the “USPTO”) and foreign patent offices are sometimes uncertain and could change in the future. Consequently, the issuance and scope of patents cannot be predicted with certainty. Patents, if issued, may be challenged, invalidated, narrowed or circumvented. U.S. patents and patent applications may also be subject to interference proceedings, and U.S. patents may be subject to reexamination proceedings, post-grant review, inter partes review, or other administrative proceedings in the USPTO. Foreign patents as well may be subject to opposition or comparable proceedings in corresponding foreign patent offices. Challenges to Cibus’ or its licensors’ patents and patent applications, if successful, may result in the denial of Cibus’ or its licensors’ patent applications or the loss or reduction in their scope. In addition, such interference, reexamination, post-grant review, inter partes review, opposition proceedings and other administrative proceedings may be costly and involve the diversion of significant management time. Accordingly, rights under any of Cibus’ or its licensors’ patents may not provide Cibus with sufficient protection against competitive products or processes and any loss, denial or reduction in scope of any of such patents and patent applications may have a material adverse effect on Cibus’ business.

Furthermore, even if not challenged, Cibus’ or its licensors’ patents and patent applications may not adequately protect its products, productivity trait or sustainable ingredient candidates, processes or technologies or prevent others from designing their products or technology to avoid being covered by Cibus’ or its licensors’ patent claims. If the breadth or strength of protection provided by the patents Cibus owns or licenses with respect to its products, productivity trait or sustainable ingredient candidates, processes or technologies is threatened, it could dissuade companies from partnering with Cibus to develop, and could threaten its ability to successfully commercialize, its products and productivity trait or sustainable ingredient candidates. Furthermore, for U.S. patent applications in which claims are entitled to a priority date before March 16, 2013, an interference proceeding can be provoked by a third party or instituted by the USPTO in order to determine who was the first to invent any of the subject matter covered by such patent claims.

In addition, changes in, or different interpretations of, patent laws in the United States and other countries may permit others to use Cibus’ discoveries or to develop and commercialize Cibus’ technologies and products without providing any notice or compensation to Cibus, or may limit the scope of patent protection that Cibus or its licensors are able to obtain. The laws of some countries do not protect intellectual property rights to the same extent as U.S. laws and those countries may lack adequate rules and procedures for defending Cibus’ intellectual property rights.

If Cibus or its licensors fail to obtain and maintain patent protection and trade secret protection of Cibus’ products, productivity trait or sustainable ingredient candidates, processes and technologies, Cibus could lose its competitive advantage and competition it faces would increase, potentially reducing revenues and having a material adverse effect on its business.

The lives of Cibus’ patents may not be sufficient to effectively protect its products and business.

Patents have a limited lifespan. Individual patent terms extend for varying periods of time, depending upon the date of filing of the patent application, the date of patent issuance, and the legal term of patents in the countries in which they are obtained. In the United States, the natural expiration of a patent is generally 20 years after its first effective filing date. Although various extensions may be available, the life of a patent, and the protection it affords, is limited. In addition, although a U.S. patent’s life can be increased based on certain delays caused by the USPTO, this increase can be reduced or eliminated based on certain delays caused by the patent applicant during patent prosecution. However, the actual protection afforded by a patent varies on a product-by-product basis, from country-to-country, and depends upon many factors, including the type of patent, the scope of its coverage, the availability of legal remedies in a particular country, and the validity and enforceability of the patent. If Cibus or its licensors do not have sufficient patent life to protect its products, productivity trait or sustainable ingredient candidates, processes and technologies, its business and results of operations will be adversely affected.

Cibus will not seek to protect its intellectual property rights in all jurisdictions throughout the world and Cibus may not be able to adequately enforce its intellectual property rights even in the jurisdictions where Cibus seeks protection.

Filing, prosecuting and defending patents on Cibus’ products, productivity trait or sustainable ingredient candidates, processes and technologies in all countries and jurisdictions throughout the world would be prohibitively expensive, and Cibus’ intellectual property rights in some countries outside the United States could be less extensive than those in the United States, assuming that rights are obtained in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, Cibus may not be able to prevent third parties from practicing Cibus’ inventions in all countries outside the United States, or from selling or importing products made using Cibus’ inventions in and into the United States or other jurisdictions.

Competitors may use Cibus’ technologies in jurisdictions where Cibus or its licensors do not pursue and obtain patent protection to develop their own products and further, may export otherwise infringing products to territories where Cibus or its licensors have patent protection, but where the ability to enforce Cibus’ or its licensors’ patent rights is not as strong as in the United States. These products may compete with Cibus’ products and its intellectual property rights and such rights may not be effective or sufficient to prevent such competition.

The laws of some foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Patent protection must be sought on a country-by-country basis, which is an expensive and time-consuming process with uncertain outcomes. Accordingly, Cibus and its licensors may choose not to seek patent protection in certain countries, and Cibus will not have the benefit of patent protection in such countries. In addition, the legal systems of some countries, particularly developing countries, do not favor the enforcement of patents and other intellectual property protection, especially those relating to biotechnologies, and the requirements for patentability differ, in varying degrees, from country to country, and the laws of some foreign countries do not protect intellectual property rights, including trade secrets, to the same extent as federal and state laws of the United States. As a result, many companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. Such issues may make it difficult for Cibus to stop the infringement, misappropriation or other violation of its intellectual property rights. For example, many foreign countries, including the EU countries, have compulsory licensing laws under which a patent owner must grant licenses to third parties. In addition, many countries limit the enforceability of patents against third parties, including government agencies or government contractors. In these countries, patents may provide limited or no benefit. In those countries, Cibus and its licensors may have limited remedies if patents are infringed or if Cibus or its licensors are compelled to grant a license to a third party, which could materially diminish the value of those patents. This could limit Cibus’ potential revenue opportunities. Accordingly, Cibus’ and its licensors’ efforts to enforce intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that Cibus owns or licenses. Similarly, if Cibus’ trade secrets are disclosed in a foreign jurisdiction, competitors worldwide could have access to Cibus’ proprietary information and Cibus may be without satisfactory recourse. Such disclosure could have a material adverse effect on Cibus’ business. Moreover, Cibus’ ability to protect and enforce its intellectual property rights may be adversely affected by unforeseen changes in foreign intellectual property laws.

Furthermore, proceedings to enforce Cibus’ licensors’ and Cibus’ own patent rights and other intellectual property rights in foreign jurisdictions could result in substantial costs and divert Cibus’ efforts and attention from other aspects of its business, could put Cibus’ or its licensors’ patents at risk of being invalidated or interpreted narrowly, could put Cibus’ or its licensors’ patent applications at risk of not issuing and could provoke third parties to assert claims against Cibus or its licensors. Cibus may not prevail in any lawsuits that it initiates and the damages or other remedies awarded to Cibus, if any, may not be commercially meaningful, while the damages and other remedies Cibus may be ordered to pay such third parties may be significant. Accordingly, Cibus’ licensors’ and Cibus’ own efforts to enforce its intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that Cibus develops or licenses.

Third parties may assert rights to inventions Cibus develops or otherwise regards as its own.

Third parties may in the future make claims challenging the inventorship or ownership of Cibus’ or its licensors’ intellectual property. Cibus has written agreements with research and development partners that provide for the ownership of intellectual property arising from its strategic alliances. These agreements provide that Cibus must negotiate certain commercial rights with such partners with respect to joint inventions or inventions made by Cibus’ partners that arise from the results of the strategic alliance. In some instances, there may not be adequate written provisions to address clearly the allocation of intellectual property rights that may arise from the respective alliance. If Cibus cannot successfully negotiate sufficient ownership and commercial rights to the inventions that result from Cibus’ use of a third-party partner’s materials when required, or if disputes otherwise arise with respect to the intellectual property developed through the use of a partner’s samples, Cibus may be limited in its ability to capitalize on the full market potential of these inventions. In addition, Cibus may face claims by third parties that its agreements with employees, contractors or consultants obligating them to assign intellectual property to Cibus are ineffective, or are in conflict with prior or competing contractual obligations of assignment, which could result in ownership disputes regarding intellectual property Cibus has developed or will develop and could interfere with Cibus’ ability to capture the full commercial value of such inventions. Litigation may be necessary to resolve an ownership dispute, and if Cibus is not successful, Cibus may be precluded from using certain intellectual property and associated products, processes and technologies, or may lose its rights in that intellectual property. Either outcome could have a material adverse effect on Cibus’ business.

Cibus may not identify relevant third party patents or may incorrectly interpret the relevance, scope or expiration of a third party patent which might adversely affect Cibus’ ability to develop and market its products or productivity trait or sustainable ingredient candidates.

Cibus cannot guarantee that any of its patent searches or analyses, including but not limited to the identification of relevant patents, the scope of patent claims or the expiration of relevant patents, are complete or thorough, nor can Cibus be certain that it has identified each and every third party patent and pending application in the United States and abroad that is relevant to or necessary for the commercialization of Cibus’ products or productivity trait or sustainable ingredient candidates in any jurisdiction.

The scope of a patent claim is determined by an interpretation of the law, the written disclosure in a patent and the patent’s prosecution history. Cibus’ interpretation of the relevance or the scope of a patent or a pending application may be incorrect, which may negatively impact Cibus’ ability to market its products. Cibus may incorrectly determine that its products are not covered by a third party patent or may incorrectly predict whether a third party’s pending application will issue with claims of relevant scope. Cibus’ determination of the expiration date of any patent in the United States or abroad that Cibus considers relevant may be incorrect, which may negatively impact Cibus’ ability to develop and market its products or productivity trait or sustainable ingredient candidates. Cibus’ failure to identify and correctly interpret relevant patents may negatively impact its ability to develop and market its products or productivity trait or sustainable ingredient candidates.

Third parties may assert that Cibus’ employees or consultants have wrongfully used or disclosed confidential information or misappropriated trade secrets.

Cibus currently employs, and in the future may employ, individuals who were previously employed at universities or other biotechnology companies, including Cibus’ competitors or potential competitors. Although Cibus tries to ensure that its employees and consultants do not use the proprietary information or know-how of others in their work for Cibus, Cibus may be subject to claims that it or its employees, consultants or independent contractors have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third parties. Litigation may be necessary to defend against these claims. If Cibus fails in defending any such claims, in addition to paying monetary damages, Cibus may lose valuable intellectual property rights or personnel or damage its reputation. Even if Cibus is successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees.

Any infringement, misappropriation or other violation by Cibus of intellectual property rights of others may prevent or delay Cibus’ product development efforts and may prevent or increase the costs of Cibus successfully commercializing its products or productivity trait or sustainable ingredient candidates, if approved.

The biotechnology industry is characterized by extensive litigation regarding patents and other intellectual property rights. Cibus’ success will depend in part on its ability to operate without infringing, misappropriating or otherwise violating the intellectual property and proprietary rights of third parties. Cibus cannot assure you that its business operations, products, productivity trait or sustainable ingredient candidates and methods and the business operations, products, productivity trait or sustainable ingredient candidates and methods of its partners do not or will not infringe, misappropriate or otherwise violate the patents or other intellectual property rights of third parties. Cibus may, from time to time, utilize techniques or compounds for which Cibus has determined a license is not required. For example, in some cases, Cibus uses DNA-breaking reagents, such as CRISPR-Cas9, to make site-specific cuts in the DNA of a plant cell. In cases where Cibus has determined a license is not required, other parties may allege that the use of such techniques or compounds infringes, misappropriates or otherwise violates patent claims or other intellectual property rights held by them or that Cibus is employing their proprietary technology without authorization.

Other parties may allege that Cibus’ products, productivity trait or sustainable ingredient candidates, processes or technologies infringe, misappropriate or otherwise violate patent claims or other intellectual property rights held by them or that Cibus is employing their proprietary technology without authorization. Patent and other types of intellectual property litigation can involve complex factual and legal questions, and their outcome is uncertain. Any claim relating to intellectual property infringement that is successfully asserted against Cibus may require Cibus to pay substantial damages, including treble damages and attorneys’ fees if Cibus or its partners are found to be willfully infringing another party’s patents, for past use of the asserted intellectual property and royalties and other consideration going forward if Cibus is forced to take a license. Such a license may not be available on commercially reasonable terms, or at all. Even if Cibus was able to obtain a license, it could be non-exclusive, thereby giving Cibus’ competitors access to the same intellectual property rights or technologies licensed to Cibus. In addition, if any such claim were successfully asserted against Cibus and Cibus could not obtain a license, Cibus or its partners may be forced to stop or delay developing, manufacturing, selling or otherwise commercializing its products, productivity trait or sustainable ingredient candidates or other infringing technology, or those Cibus develops with its research and development partners.

Even if Cibus is successful in these proceedings, Cibus may incur substantial costs and divert management time and attention pursuing these proceedings, which could have a material adverse effect on Cibus. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of Cibus’ confidential information could be compromised by disclosure during this type of litigation. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if investors perceive these results to be negative, it could have a substantial adverse effect on the value of Cibus’ securities. Such litigation or proceedings could substantially increase Cibus’ operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. If Cibus is unable to avoid infringing the patent rights of others, Cibus may be required to seek a license, defend an infringement action or challenge the validity of the patents in court, or redesign its products. Patent litigation is costly and time consuming. Cibus may not have sufficient resources to bring these actions to a successful conclusion. In addition, intellectual property litigation or claims could force Cibus to do one or more of the following:

•	cease developing, selling or otherwise commercializing its products or productivity trait or sustainable ingredient candidates;

•	pay substantial damages for past use of the asserted intellectual property;

•	obtain a license from the holder of the asserted intellectual property, which license may not be available on reasonable terms, if at all; and

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in the case of trademark claims, redesign, or rename trademarks Cibus may own, to avoid infringing the intellectual property rights of third parties, which may not be possible and, even if possible, could be costly and time-consuming.

Any of these risks coming to fruition could have a material adverse effect on Cibus’ business, results of operations, financial condition and prospects.

Cibus may be unsuccessful in licensing or acquiring intellectual property from third parties that may be required to develop and commercialize Cibus’ products or productivity trait or sustainable ingredient candidates.

Because Cibus’ programs may involve the use of intellectual property or proprietary rights held by third parties, the growth of Cibus’ business will likely depend in part on its ability to acquire, in-license or use these intellectual property and proprietary rights. For example, if Cibus determined to use a technology to perform its gene editing, Cibus may need one or more licenses to use that technology. However, Cibus may be unable to acquire or in-license any third-party intellectual property or proprietary rights. Even if Cibus is able to acquire or in-license such rights, Cibus may be unable to do so on commercially reasonable terms. The licensing and acquisition of third party intellectual property and proprietary rights is a competitive area, and a number of more established companies are also pursuing strategies to license or acquire third party intellectual property and proprietary rights that Cibus may consider attractive or necessary. These established companies may have a competitive advantage over Cibus due to their size, capital resources and agricultural development and commercialization capabilities.

Cibus sometimes partners with academic institutions to accelerate its research and development under written agreements with these institutions. Typically, these institutions provide Cibus with an option to negotiate a license to any of the institution’s rights in technology resulting from the strategic alliance. Regardless of such option, Cibus may be unable to negotiate a license within the specified time frame or under terms that are acceptable to Cibus, and the institution may license such intellectual property rights to third parties, potentially blocking Cibus’ ability to pursue its development and commercialization plans.

In addition, companies that perceive Cibus to be a competitor may be unwilling to assign or license intellectual property and proprietary rights to Cibus. Cibus also may be unable to license or acquire third party intellectual property and proprietary rights on terms that would allow it to make an appropriate return on its investment or at all. If Cibus is unable to successfully acquire or in-license rights to required third party intellectual property and proprietary rights or maintain the existing intellectual property and proprietary rights Cibus has, Cibus may have to cease development of the relevant program, product or productivity trait or sustainable ingredient candidate, which could have a material adverse effect on its business.

If Cibus fails to comply with its obligations in the agreements under which Cibus licenses intellectual property rights from third parties or otherwise experience disruptions to its business relationships with its licensors, Cibus could lose license rights that are important to its business.

Cibus is a party to a number of intellectual property license agreements that are important to its business and expects to enter into additional license agreements in the future. Cibus’ existing license agreements impose, and Cibus expects that future license agreements will impose, various diligence, royalty and other obligations on Cibus. If Cibus fails to comply with its obligations under these agreements, or Cibus is subject to a bankruptcy, its licensors may have the right to terminate the license, in which event Cibus would not be able to market products or productivity trait or sustainable ingredient candidates covered by the license.

In addition, disputes may arise regarding the payment of the royalties or other considerations due to licensors in connection with Cibus’ exploitation of the rights it licenses from them. Licensors may contest the basis of payments Cibus retained and claim that Cibus is obligated to make payments under a broader basis. In addition to the costs of any litigation Cibus may face as a result, any legal action against Cibus could increase its payment obligations under the respective agreement and require Cibus to pay interest and potentially damages to such licensors.

In some cases, patent prosecution of Cibus’ licensed technology is controlled solely by the licensor. If such licensor fails to obtain and maintain patent or other protection for the proprietary intellectual property Cibus licenses from such licensor, Cibus could lose its rights to such intellectual property or the exclusivity of such rights, and its competitors could market competing products using such intellectual property. In addition, these patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of Cibus’ business. In that event, Cibus may be required to expend significant time and resources to develop or license replacement technology. If Cibus is unable to do so, Cibus may be unable to develop or commercialize the affected products and productivity trait or sustainable ingredient candidates, which could harm its business significantly. In other cases, Cibus controls the prosecution of patents resulting from licensed technology. In the event Cibus breaches any of its obligations related to such prosecution, Cibus may incur significant liability to its licensing partners. Cibus may also require the cooperation of its licensors to enforce any licensed patent rights, and such cooperation may not be provided. Moreover, Cibus has obligations under these license agreements, and any failure to satisfy those obligations could give its licensor the right to terminate the agreement. Termination of a necessary license agreement could have a material adverse impact on Cibus’ business.

Licensing of intellectual property is of critical importance to Cibus’ business and involves complex legal, business and scientific issues and is complicated by the rapid pace of scientific discovery in its industry. Disputes may arise regarding intellectual property subject to a licensing agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;

•	the basis of royalties and other consideration due to its licensors;

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the extent to which its products, productivity trait or sustainable ingredient candidates, technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;

•	the sublicensing of patent and other rights under its development relationships;

•	Cibus’ diligence obligations under the license agreement and what activities satisfy those diligence obligations;

•	the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by its licensors and Cibus and its partners; and

•	the priority of invention of patented technology.

If disputes over intellectual property that Cibus has licensed from third parties prevent or impair Cibus’ ability to maintain its current licensing arrangements on acceptable terms, Cibus may be unable to successfully develop and commercialize the affected products or productivity trait or sustainable ingredient candidates, which could have a material adverse effect on its business.

Some of the licenses Cibus may grant to its licensing partners to use Cibus’ proprietary genes in certain crops may be exclusive within certain jurisdictions, which could limit Cibus’ licensing opportunities.

Some of the licenses Cibus may grant its licensing partners to use Cibus’ proprietary traits in certain crops may be exclusive within specified jurisdictions, so long as its licensing partners comply with certain diligence requirements. That means that once traits are licensed to a licensing partner in a specified crop or crops, Cibus may be generally prohibited from licensing those traits to any third party. The limitations imposed by such exclusive licenses could prevent Cibus from expanding its business and increasing its product development initiatives with new licensing partners, both of which could adversely affect Cibus’ business and results of operations.

Cibus’ results of operations will be affected by the level of royalty payments that Cibus is required to pay to third parties.

Cibus is, or may become, party to agreements, including licensing agreements and its Warrant Exchange Agreement (as defined herein), that require Cibus to remit royalty payments and other payments related to its owned or licensed intellectual property.

Under its in-license agreements, Cibus may pay up-front fees and milestone payments and be subject to future royalties. Cibus cannot precisely predict the amount, if any, of royalties it will owe in the future, and if its calculations of royalty payments are incorrect, Cibus may owe additional royalties, which could negatively affect its results of operations. As its product sales increase, Cibus may, from time to time, disagree with its third-party collaborators as to the appropriate royalties owed and the resolution of such disputes may be costly and may consume management’s time. Furthermore, Cibus may enter into additional license agreements in the future, which may also include royalty, milestone and other payments.

If Cibus’ trademarks and trade names are not adequately protected, then Cibus may not be able to build name recognition in its markets of interest and its business may be adversely affected.

Cibus’ trademarks or trade names may be challenged, infringed, circumvented or declared generic or determined to be infringing on other marks. Cibus may not be able to protect its rights to these trademarks and trade names or may be forced to stop using these names and trademarks, which Cibus needs for name recognition by potential partners or farmers or processors in its markets of interest. If Cibus is unable to establish name recognition based on its trademarks and trade names, Cibus may not be able to compete effectively and its business may be adversely affected.

Cibus licenses a portion of its intellectual property from Cellectis and the University of Minnesota.

Cibus relies on the intellectual property it licenses from Cellectis and the University of Minnesota. If it does not comply with obligations under the license agreements, it may be subject to damages, which may be significant, and in some cases Cellectis and/or the University of Minnesota may have the right to terminate the license agreement. Any termination of Cibus’ license agreement with Cellectis or the University of Minnesota could have a material adverse effect on its business and results of operations.

Moreover, any enforcement of the licensed intellectual property could be subject it to challenge by third parties and if any such challenge is successful, such intellectual property could be narrowed in scope or held to be invalid or unenforceable, which could materially impair any competitive advantage afforded to Cibus by such intellectual property. There can be no assurance that Cellectis or the University of Minnesota will prosecute and maintain such intellectual property in the best interests of Cibus’ business or at all, and, if Cellectis or the University of Minnesota fails to properly prosecute and maintain such intellectual property, Cibus could lose rights to such intellectual property, which would materially impair any competitive advantage afforded to it by such intellectual property.

Risks Related to Cibus’ Organization and Operation

Cibus will need to develop and expand its company, and Cibus may encounter difficulties in managing this development and expansion, which could disrupt its operations.

Cibus expects to increase its number of employees and the scope and location of its operations. To manage its anticipated development and expansion, including the development and licensing of its productivity trait or sustainable ingredient candidates, Cibus must continue to implement and improve its managerial, operational and financial systems, expand its facilities and continue to recruit and train additional qualified personnel. Members of Cibus’ management team may need to divert a disproportionate amount of their attention away from their day-to-day activities and devote a substantial amount of time to managing these development activities. Due to Cibus’ limited resources, it may not be able to effectively manage the expansion of its operations or recruit and train additional qualified personnel. This may result in weaknesses in Cibus’ infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. The physical expansion of its operations may lead to significant costs and may divert financial resources from other projects, such as the development of Cibus’ productivity trait or sustainable ingredient candidates. If its management is unable to effectively manage Cibus’ expected development and expansion, Cibus’ expenses may increase more than expected, its ability to generate or increase its revenue could be reduced and Cibus may not be able to implement its business strategy. Cibus’ future financial performance and its ability to commercialize its products and productivity trait or sustainable ingredient candidates and compete effectively will depend, in part, on Cibus’ ability to effectively manage the future development and expansion of the company.

Cibus may fail to realize the anticipated benefits of the Transactions.

The success of Cibus depends on, among other things, its ability to combine each of Calyxt’s and Cibus Global’s businesses in a manner that realizes anticipated synergies. Cibus anticipates that it will benefit from synergies. If Cibus is not able to successfully achieve these synergies, or the cost to achieve these synergies is greater than expected, then the anticipated benefits of the Transactions may not be realized fully or at all or may take longer to realize than expected.

Cibus has never been profitable and does not generate significant revenue under its current business strategy. Cibus expects to incur substantial net losses for at least the next several years. Because of the risks and uncertainties associated with identifying, developing and licensing productivity traits and sustainable ingredient products, Cibus is unable to predict if and when it may generate material licensing revenue or if it will ever become profitable. These uncertainties also make it difficult to forecast the extent of any future losses.

The failure to successfully integrate the businesses and operations of Calyxt and Cibus Global in the expected time frame may adversely affect Cibus’ future results.

Calyxt and Cibus Global operated independently until the completion of the Transactions. Accordingly, their respective businesses may not be integrated successfully. It is possible that the integration process could result in: the loss of key employees, customers, service providers, suppliers or business partners; the disruption of either company’s or both companies’ operations; inconsistencies in standards, controls, procedures and policies; potential unknown liabilities; unforeseen expenses, delays, or regulatory conditions; or higher than expected integration costs and an overall post-completion integration process that takes longer than originally anticipated. Specifically, the following issues, among others, must be addressed in integrating the operations of Calyxt and Cibus Global in order to realize the anticipated benefits of the Transactions:

•	combining the companies’ operations and corporate functions and the resulting difficulties associated with managing a larger, more complex, integrated business;

•	combining the businesses of Calyxt and Cibus Global in a manner that permits Cibus to achieve any cost savings or operating synergies;

•	reducing additional and unforeseen expenses such that integration costs are not more than anticipated;

•	avoiding delays in connection with the integration process;

•	minimizing the loss of key employees;

•	identifying and eliminating redundant functions and assets;

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maintaining existing agreements with customers, service providers, suppliers and business partners and avoiding delays in entering into new agreements with prospective licensee customers, service providers, suppliers or business partners; and

•	consolidating the companies’ operating, administrative and information technology infrastructure.

The operating results of Cibus will suffer if Cibus does not effectively manage its operations.

Cibus is a larger, more complex, integrated business that continues to seek to expand its operations through research and development and licensing opportunities, which may be supplemented from time to time by other strategic transactions. The success of Cibus depends, in part, upon the ability of Cibus to manage the complex challenges and opportunities arising from these circumstances in an efficient and timely manner, and to successfully monitor its operations and costs, and to maintain other necessary internal controls. Cibus cannot assure you that it will realize its expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits.

Cibus will experience increased demands upon management as a result of complying with the laws and regulations affecting public companies.

Cibus’ management team is comprised of prior executive officers of Cibus Global, which prior to the consummation of the Transactions operated as a private company. These executive officers and other personnel will need to devote substantial time related to public company reporting requirements and compliance with applicable laws and regulations to ensure that Cibus complies with all of these requirements. Any changes Cibus makes to comply with these obligations may not be sufficient to allow it to satisfy its obligations as a public company on a timely basis, or at all. These reporting requirements, rules and regulations, coupled with the increase in potential litigation exposure associated with being a public company, could also make it more difficult for Cibus to attract and retain qualified persons to serve on Cibus’ board of directors (the “Cibus Board”) or on committees thereof or to serve as executive officers, or to obtain certain types of insurance, including directors’ and officers’ insurance, on acceptable terms.

Cibus’ Royalty Liability may contribute to net losses for Cibus and cause the value for securities of Cibus to fluctuate.

In connection with two series of financings by Cibus Global between November 2013 and December 2014, Cibus Global issued to each investor in these financings Cibus Warrants to purchase Cibus Series A Preferred Units. Subsequently, certain of the investors sold the Cibus Warrants to Cibus Global in exchange for ongoing quarterly payments equal to a portion of Cibus’ aggregate amount of certain worldwide revenues received during the applicable quarter. Cibus refers to its ongoing warrant purchase payment obligations as its “Royalty Liability.”

Pursuant to its Royalty Liability, Cibus Global is required to make quarterly royalty payments equal to 10% of all revenue attributable to its RTDS technologies, subject to certain exceptions, to the applicable investors which includes directors and officers of Cibus. The financial interest of such directors and officers under the Royalty Liability may create real or perceived conflicts of interest between stockholders’ interests and those of such affiliates.

The requirement to make quarterly payments pursuant to the Royalty Liability commences with the first quarter in which the aggregate revenue attributable to RTDS technologies during any consecutive 12-month period equals or exceeds $50 million. At commencement, Cibus Global will be required to pay all aggregated but unpaid royalty payment amounts. Its Royalty Liability has an initial term of 30 years following the date on which the first royalty payment becomes due and payable, subject to a subsequent 30-year extension, at the option of the holders, for a payment of $100. Cibus Global’s payments under, and performance of, the Royalty Liability are secured by a security interest in substantially all of Cibus Global’s intellectual property. The satisfaction of its Royalty Liability and the interest expense related thereto may adversely affect the cash flow available for Cibus’ operations, particularly in connection with the initial payment of aggregated, but unpaid, royalty payment amounts.

Cibus Global previously recorded a Royalty Liability on its consolidated balance sheets. Changes in expected royalty payments, as a result of changes to estimates of the underlying revenues, are accreted to interest expense using the effective interest method. As royalties are paid over the life of the arrangement, Cibus estimates the total amount of future royalty payments over the life of the Royalty Liability that will be required to be paid to holders of royalty rights. Cibus reassesses these estimated royalty payments periodically and, if the amount or timing of royalty payments differs materially from its prior estimates, Cibus will prospectively adjust the accretion of the effective interest expense. Fluctuations in the liability balance of its Royalty Liability due to changes in Cibus’ business model and anticipated revenues from productivity trait or sustainable ingredient candidates in development may cause the value of its securities to fluctuate.

Cibus depends on key management personnel and attracting and retaining other qualified personnel, and its business could be harmed if Cibus loses key management personnel or cannot attract and retain other qualified personnel.

Cibus’ success depends to a significant degree upon the technical skills and continued service of certain members of its management team, particularly Rory Riggs, Peter Beetham and Greg Gocal. The loss of the services of any of these key executive officers could have a material adverse effect on Cibus. Cibus does not maintain “key person” insurance policies on the lives of any of its employees.

Cibus’ success will also depend upon its ability to attract and retain additional qualified management, regulatory, technical, and licensing executives and personnel. The failure to attract, integrate, motivate, and retain additional skilled and qualified personnel could have a material adverse effect on Cibus’ business. Cibus competes for such personnel against numerous companies, including larger, more established companies with significantly greater financial resources than Cibus possesses. In addition, failure to succeed in Cibus’ productivity trait or sustainable ingredient candidates’ development may make it more challenging to recruit and retain qualified personnel. There can be no assurance that Cibus will be successful in attracting or retaining such personnel and the failure to do so could have a material adverse effect on its business, financial condition and results of operations.

Cibus’ internal computer systems, or those of its third-party contractors or consultants, may fail or suffer security breaches, which could result in a material disruption of Cibus’ operations.

Despite the implementation of security measures, Cibus’ internal computer systems, and those of third parties on which Cibus relies, are vulnerable to damage from computer viruses, malware, natural disasters, terrorism, war, telecommunication and electrical failures, cyber-attacks or cyber-intrusions over the Internet, attachments to emails, persons inside its organization, or persons with access to systems inside its organization. While Cibus does not believe that it has experienced any such material system failure, accident, or security breach to date, if such an event were to occur and cause interruptions in its systems, it could result in a material disruption of Cibus’ operations. For example, the loss of field trial data for Cibus’ productivity trait or sustainable ingredient candidates could result in delays in Cibus’ commercialization efforts and significantly increase Cibus’ costs to recover or reproduce the data. Additionally, there have been reported cases in the industry where productivity trait or sustainable ingredient candidates have been stolen from the field during field trials. To the extent that any disruption or security breach results in a loss of or damage to Cibus’ data or applications or other data or applications relating to its technology or productivity trait or sustainable ingredient candidates, or inappropriate disclosure of confidential or proprietary information, Cibus could incur liabilities, damage to its reputation, and the further development of its productivity trait or sustainable ingredient candidates could be delayed.

Public Health Crisis Risks

Cibus is subject to various risks related to public health crises, including the COVID-19 pandemic, that could have material and adverse impacts on its business, financial condition, liquidity, and results of operations.

Any outbreaks of contagious diseases and other adverse public health developments could have a material and adverse impact on Cibus’ business, financial condition, liquidity, and results of operations. As has occurred with the COVID-19 pandemic, a global pandemic could cause significant disruption to the global economy, including in regions in which Cibus, Cibus’ suppliers, infrastructure partners, and customers do business. A regional epidemic or global pandemic and efforts to manage it, including those by governmental authorities, could have significant impacts on national and global financial markets, and could have a significant, negative impact on Cibus’ and its customers’ operating results. Disruptions could include partial shutdowns of Cibus’ facilities as mandated by government decree, significant travel restrictions, “work-from-home” orders, limited availability of Cibus’ workforce, supplier constraints, supply chain interruptions, logistics challenges and limitations, and reduced demand from customers. The COVID-19 pandemic has had, and could continue to have, these effects on the economy and Cibus’ business.

The extent to which the COVID-19 pandemic will continue to impact Cibus’ business going forward will be dependent on future developments such as the length and severity of the crisis, the potential resurgence of the crisis, variant strains of the virus, vaccine availability and effectiveness, future government actions in response to the crisis and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable. This unpredictability could limit Cibus’ ability to respond to future developments quickly. Additionally, the impacts described above and other impacts of a global pandemic, including the COVID-19 pandemic and responses to it, could substantially increase the risk to Cibus from the other risks described herein.

Risks Related to Cibus’ Common Stock

The market price of the Class A Common Stock is expected to be volatile, and the market price of the Class A Common Stock may drop.

The market price of the Class A Common Stock could be subject to significant fluctuations. Some of the factors that may cause the market price of the Class A Common Stock to fluctuate include:

•	results of Cibus’ research and development activities or those of Cibus’ competitors;

•	Cibus’ ability to enter into, and generate meaningful revenue from, licenses with potential customers;

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failure to meet or exceed financial, development and licensing projections that Cibus may provide to the public from time to time or that may be independently established by analysts and others in the investment community;

•	failure of Cibus to achieve anticipated benefits of the Transactions as rapidly or to the extent anticipated;

•	announcements of significant transactions, including financing transactions, by Cibus or its competitors;

•	regulatory or legislative actions relating to Cibus’ industry or with respect to Cibus’ own technologies, development processes or product candidates;

•	disputes, litigation or other developments relating to Cibus’ intellectual property rights;

•	additions or departures of qualified scientific and management personnel;

•	significant lawsuits, including patent or stockholder litigation;

•	if securities or industry analysts do not publish research or reports about Cibus’ business, or if they adopt negative or misleading views regarding its business, prospectus and value proposition;

•	changes in the market valuations of similar companies;

•	general market or macroeconomic conditions or market conditions in the biotechnology, gene-editing, synthetic biology or related industries;

•	sales of securities by Cibus or its stockholders in the future;

•	if Cibus fails to raise an adequate amount of capital to fund its operations and continued research and development pipeline;

•	trading volume of the Class A Common Stock;

•	announcements by competitors regarding development progress or lack thereof, significant contracts, commercial relationships or capital commitments;

•	adverse publicity relating to Cibus, its technology or industry;

•	the introduction of technological innovations that compete with Cibus’ core technologies; and

•	period-to-period fluctuations in Cibus’ financial results.

Moreover, the capital markets in general have recently experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of the Class A Common Stock. In addition, a recession, depression or other sustained adverse market event could materially and adversely affect Cibus’ business and the value of the Class A Common Stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against such companies. Furthermore, market volatility may lead to increased shareholder activism if Cibus experiences a market valuation that activists believe is not reflective of its intrinsic value. Activist campaigns that contest or conflict with Cibus’ strategic direction or seek changes in the composition of the Cibus Board could have an adverse effect on Cibus’ operating results and financial condition.

It is expected that Cibus will need to raise additional funding, which may not be available on acceptable terms or at all. Failure to obtain this necessary capital when needed may force Cibus to delay, limit or terminate its research and development efforts or other operations.

The process of developing productivity trait and sustainable ingredient candidates is expensive, lengthy and risky. It is expected that Cibus’ research and development expenses will increase substantially as Cibus integrates the research and development activities of the two companies and continues to identify and develop productivity trait and sustainable ingredient candidates for development and licensing. Further, as a result of Cibus’ expected licensing efforts, Cibus’ selling, general and administrative expense may increase significantly in the next several years. These expenses may further increase in the near term as Cibus integrates the Calyxt and Cibus Global operations, research and development activities, and administrative function.

In order to advance Cibus’ ongoing research and development processes, pursue regulatory approvals, where applicable, and pursue licensing and commercialization efforts, as applicable, it is expected that Cibus will require additional funding. Also, the operating plan for Cibus may change as a result of many factors currently unknown to Cibus, and Cibus may need to seek additional funds sooner than contemplated, through public or private equity or debt financings, government or other third-party funding, marketing and distribution arrangements and other strategic alliances and licensing arrangements, or a combination of these approaches.

To the extent that Cibus raises additional capital through the sale of additional equity or convertible securities, holders of Class A Common Stock and the Class B Common Stock will experience dilution, and the terms of the new securities may include liquidation or other preferences that adversely affect such stockholders’ rights. Debt financing, if available, would result in increased fixed payment obligations and a portion of Cibus’ operating cash flows, if any, being dedicated to the payment of principal and interest on such indebtedness. Because the Royalty Liability is secured by a security interest in substantially all of Cibus Global’s intellectual property, lenders may be unwilling to extend unsecured debt, which would be effectively subordinated to the Royalty Liability, to Cibus. In addition, debt financing may involve agreements that include restrictive covenants that impose operating restrictions, such as restrictions on the incurrence of additional debt, the making of certain capital expenditures or the declaration of dividends. To the extent that Cibus raises additional funds through arrangements with research and development partners or otherwise, Cibus may be required to relinquish some of its technologies, trait candidates or revenue streams, license its technologies or traits on unfavorable terms, or otherwise agree to terms unfavorable to Cibus. Any additional fundraising efforts may divert management from their day-to-day activities, which may adversely affect Cibus’ ability to develop and commercialize its productivity trait or sustainable ingredient candidates. In addition, there can be no guarantee that future financing will be available in sufficient amounts or on terms acceptable to Cibus, if at all. Even if Cibus believes it has sufficient funds for its current or future operating plans, it may seek additional capital if market conditions are favorable or in light of specific strategic considerations.

If Cibus is unable to obtain funding on a timely basis, it may be required to significantly curtail, delay or discontinue one or more of its research and development programs or be unable to expand its operations or otherwise capitalize on its business opportunities, as desired, which could materially affect its business, operating results and prospects and cause the value of its securities to decline.

Cibus expects to be heavily reliant on its ability to access funding through capital markets transactions. Due to Cibus’ anticipated small public float, low market capitalization, limited operating history and lack of revenue, it may be difficult and expensive for Cibus to raise additional funds.

Cibus anticipates that it will be heavily reliant on its ability to raise funds through the issuance of shares of Class A Common Stock or securities linked to its Class A Common Stock. Cibus’ ability to raise these funds may be dependent on a number of factors, including the risk factors further described herein and the anticipated small public float, low market capitalization, limited operating history and lack of revenue. The stocks of small cap companies in the biotechnology sector, like Cibus, tend to be highly volatile, and Cibus expects that the price of its Class A Common Stock will be highly volatile for the next several years.

Even if Cibus begins generating substantial licensing revenue, it may never successfully achieve profitability. As a result, Cibus may be unable to access funding through sales of its Class A Common Stock or other equity-linked securities. Even if Cibus were able to access funding, the cost of capital may be substantial due to Cibus’ expected low market capitalization and its anticipated small public float. The terms of any funding that Cibus is able to obtain may not be favorable to it and may be highly dilutive to its stockholders. Further, Cibus may be unable to access capital due to generally unfavorable market conditions or other market factors outside of Cibus’ control. There can be no assurance that Cibus will be able to raise additional capital when needed. The failure to obtain additional capital when needed would have a material adverse effect on Cibus’ business, results of operations, financial condition and prospects.

If Cibus fails to maintain an effective system of internal control over financial reporting, Cibus may not be able to accurately report its financial results or prevent fraud. As a result, stockholders could lose confidence in Cibus’ financial and other public reporting, which would harm its business and the trading price of its Class A Common Stock.

Effective internal control over financial reporting is necessary for Cibus to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could cause Cibus to fail to meet its reporting obligations. In addition, any testing by Cibus as and when required, conducted in connection with Section 404 of the Sarbanes-Oxley Act, or Section 404, or any subsequent testing by Cibus’ independent registered public accounting firm, as and when required, may reveal deficiencies in Cibus’ internal control over financial reporting that are deemed to be significant deficiencies or material weaknesses or that may require prospective or retroactive changes to its financial statements or identify other areas for further attention or improvement. Inferior internal controls could also cause investors to lose confidence in Cibus’ reported financial information, which could have a negative effect on the trading price of its Class A Common Stock.

Pursuant to Section 404, Cibus will be required to furnish a report by its management on Cibus’ internal control over financial reporting. However, pursuant to Section 404(c), for so long as Cibus is a “non-accelerated” filer, Cibus will not be required to include an attestation report on internal control over financial reporting issued by its independent registered public accounting firm. To maintain compliance with Section 404, Cibus will be engaged in a process to document and evaluate its internal control over financial reporting, which is both costly and challenging. In this regard, Cibus will need to dedicate internal resources, potentially engage outside consultants and adopt a detailed work plan to assess and document the adequacy of internal control over financial reporting, take steps to improve control processes as appropriate, validate through testing that controls are functioning as documented and implement a continuous reporting and improvement process for internal control over financial reporting.

Despite its efforts, there is a risk that neither Cibus nor Cibus’ independent registered public accounting firm once Cibus is required to obtain an attestation report on internal control over financial reporting from such firm, will be able to conclude within the prescribed timeframe that Cibus’ internal control over financial reporting is effective as required by Section 404. This could result in an adverse reaction in the financial markets due to a loss of confidence in the reliability of Cibus’ financial statements.

Provisions in the Amended Certificate of Incorporation and Amended Bylaws and provisions under Delaware Law could make an acquisition of Cibus, which may be beneficial to its stockholders, more difficult and may prevent attempts by its stockholders to replace or remove its management.

Provisions included in the Amended Certificate of Incorporation and Amended Bylaws may discourage, delay or prevent a merger, acquisition or other change in control of Cibus that stockholders may consider favorable, including transactions in which holders of its Class A Common Stock might otherwise receive a premium price for their shares. These provisions could also limit the price that investors might be willing to pay in the future for the Class A Common Stock, thereby depressing the market price of the Class A Common Stock. In addition, because the Cibus Board is responsible for appointing the members of the Cibus management team, these provisions may frustrate or prevent any attempts by Cibus’ stockholders to replace or remove its current management by making it more difficult for stockholders to replace members of the Cibus Board. Among other things, these provisions:

•	allow the authorized number of Cibus’ directors to be changed only by resolution of the Cibus Board;

•	establish advance notice requirements for stockholder proposals that can be acted on at stockholder meetings and for nominations to the Cibus Board;

•	limit who may call stockholder meetings;

•	prohibit actions by Cibus’ stockholders by written consent;

•	require that stockholder actions be effected at a duly called stockholders meeting; and

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authorize the Cibus Board to issue preferred stock without stockholder approval, which could be used to institute a “poison pill” that would work to dilute the stock ownership of a potential hostile acquirer, effectively preventing acquisitions that have not been approved by the Cibus Board.

Moreover, because Cibus is incorporated in Delaware, it is governed by the provisions of Section 203 of the DGCL which prohibits a person who owns 15% or more of Cibus’ outstanding voting stock from merging or combining with Cibus for a period of three years after the date of the transaction in which the person acquired 15% or more of Cibus’ outstanding voting stock, unless the merger or combination is approved in a manner prescribed by the statute.

The provision of the Amended Certificate of Incorporation, which provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between Cibus and its stockholders, could limit the ability of Cibus’ stockholders to obtain a favorable judicial forum for disputes with Cibus or its directors, officers, or employees.

The Amended Certificate of Incorporation provides that, unless Cibus consents in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Cibus, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of Cibus’ directors, officers and employees to Cibus or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Amended Certificate of Incorporation or Amended Bylaws, or (iv) any action asserting a claim that is governed by the internal affairs doctrine, in each case subject to the Court of Chancery having jurisdiction, failing which the federal district court for the District of Delaware shall be the applicable forum. This choice of forum provision does not apply to any claim arising under the Securities Act.

Although Cibus believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against the Cibus Board and Cibus’ officers. The choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Cibus or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provisions contained in the Amended Certificate of Incorporation to be inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, Cibus may incur additional costs associated with resolving such action in other jurisdictions, which could harm Cibus’ business, operating results and financial condition.

An active trading market for the Class A Common Stock may not develop and holders of Class A Common Stock may not be able to resell their Class A Common Stock for a profit, if at all.

Prior to the Transactions, there had been no public market for Cibus Units. An active trading market for the Class A Common Stock may never develop or be sustained. If an active market for the Class A Common Stock does not develop or is not sustained, it may be difficult for holders of Class A Common Stock to sell their shares at an attractive price or at all.

Cibus may issue shares of preferred stock in the future, which could make it difficult for another company to acquire Cibus or could otherwise adversely affect holders of its Class A Common Stock, which could depress the price of the Class A Common Stock.

The Amended Certificate of Incorporation authorizes Cibus to issue one or more series of preferred stock. The Cibus Board has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by its stockholders. Cibus’ preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of the Class A Common Stock. The potential issuance of preferred stock may delay or prevent a change in control of Cibus, discourage bids for the Class A Common Stock at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of the Class A Common Stock.

Cibus’ executive officers, directors and principal stockholders have the ability to control or significantly influence all matters submitted to its stockholders for approval.

Cibus’ executive officers, directors and principal stockholders, in the aggregate, beneficially own approximately 45.40% of Cibus’ outstanding Shares. As a result, if these stockholders were to choose to act together, they would be able to control or significantly influence all matters submitted to Cibus’ stockholders for approval, as well as Cibus’ management and affairs. For example, these persons, if they choose to act together, would control or significantly influence the election of directors and approval of any merger, consolidation or sale of all or substantially all of Cibus’ assets. This concentration of voting power could delay or prevent an acquisition of Cibus on terms that other stockholders may desire.

Cibus has broad discretion in the use of the cash and cash equivalents of Cibus and may invest or spend the proceeds in ways with which you do not agree and in ways that may not increase the value of your investment.

Cibus has broad discretion over the use of the cash and cash equivalents of Cibus. You may not agree with Cibus’ decisions, and its use of the available capital resources may not yield any return on your investment. Cibus’ failure to apply these resources effectively could compromise its ability to pursue its growth strategy and Cibus might not be able to yield a significant return, if any, on its investment of these capital resources. You will not have the opportunity to influence Cibus’ decisions on how to use its cash resources.

Changes in tax laws, treaties or regulations or adverse outcomes resulting from examination of tax returns, and/or inability to qualify for tax treaty benefits, could adversely affect Cibus’ financial results.

Cibus’ future effective global tax rates could be adversely affected by changes in tax laws, treaties and regulations, both in the United States and internationally. Tax laws, treaties and regulations are highly complex and subject to interpretations. Consequently, Cibus is subject to changing tax laws, treaties and regulations in and between countries in which it operates or is resident. Cibus’ income tax expense is based upon the interpretation of the tax laws in effect in various countries at the time that the expense was incurred. A change in these tax laws, treaties or regulations, or in the interpretation thereof, could result in a materially higher tax expense or a higher effective tax rate on Cibus’ worldwide earnings. If any country successfully challenges Cibus’ income tax filings, or those of Calyxt and Cibus prior to the Transactions, based on its structure, or if Cibus otherwise loses a material tax dispute, its effective tax rate on worldwide earnings could increase substantially and Cibus’ financial results could be materially adversely affected.

In addition, Cibus’ overall global effective tax rate is impacted by the extent to which its non-U.S. subsidiaries (and non-U.S. operations) qualify for the benefits of various international tax treaties. Cibus’ ability to qualify for the benefits of international tax treaties will require its non-U.S. subsidiaries (and non-U.S. operations) to satisfy various requirements, including those relating to ownership and/or residency. Cibus cannot make any assurances as to the extent to which Cibus may be able to satisfy all of these requirements at all times. If any of Cibus’ non-U.S. subsidiaries (or non-U.S. operations) are not eligible for international tax treaty benefits, such subsidiaries (or operations) may be subject to additional U.S. and/or international income taxation, which, in turn, would adversely impact Cibus’ pro forma financial expectations for its operations.

The U.S. net operating loss carryforwards and certain other tax attributes of Cibus attributable to periods preceding the Mergers are expected to be subject to limitations.

As of December 31, 2022, Cibus had approximately $239.2 million of NOLs for federal and state income tax purposes, which may be available to offset federal income tax liabilities in the future. In addition, Cibus may generate additional NOLs in future years. Cibus established a full valuation allowance for its deferred tax assets, including NOLs, due to the uncertainty that enough taxable income will be generated to utilize the assets.

Cibus’ ability to utilize its NOLs may be limited if it experiences an “ownership change” as defined in Section 382. An ownership change generally occurs if certain direct or indirect five percent shareholders increase their aggregate percentage ownership of a corporation’s stock by more than 50 percentage points over their lowest percentage ownership at any time during the testing period, which is generally the three-year period preceding any potential ownership change. It is expected that the Mergers will cause Cibus to experience an ownership change, which will cause Cibus to be subject to an annual limitation that applies to the amount of pre-ownership change NOLs that may be used to offset post-ownership change taxable income. This limitation is generally determined by multiplying the value of a corporation’s stock immediately before the ownership change by the applicable long-term tax-exempt rate. Any unused annual limitation may, subject to certain limits, be carried over to later years, and the limitation may under certain circumstances be increased by built-in gains in the assets held by such corporation at the time of the ownership change. This limitation could cause Cibus’ U.S. federal income taxes to be greater, or to be paid earlier, than they otherwise would be, and could cause some of its NOLs to expire unused. Similar rules and limitations may apply for state income tax purposes. There is also a risk that future legal or regulatory changes may limit Cibus’ ability to use current or future NOLs to offset its future federal income tax liabilities. The amount of NOLs that would be subject to the annual limitation under Section 382 has not yet been determined.

There is no assurance that Cibus will not experience a future ownership change under Section 382 that would significantly limit or possibly eliminate its ability to use its NOLs. In addition, Cibus may experience ownership changes as a result of shifts in the direct or indirect ownership of its stock, some of which may be outside of its control.

If Cibus fails to continue to meet the requirements for continued listing on Nasdaq, the Class A Common Stock could be delisted from trading, which would decrease the liquidity of the Class A Common Stock and Cibus’ ability to raise additional capital.

The Class A Common Stock is listed for quotation on Nasdaq. Cibus is required to meet Nasdaq’s specified continued listing standards, including the requirement to maintain a minimum trading price greater than $1.00. If Cibus is unable to comply with Nasdaq’s listing standards, Nasdaq may determine to delist the Class A Common Stock from Nasdaq. If the Class A Common Stock is delisted for any reason, it could reduce the value of the Class A Common Stock and its liquidity.

If the Class A Common Stock becomes subject to the penny stock rules, it would become more difficult to trade shares of the Class A Common Stock.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If Cibus does not retain its listing on Nasdaq and if the price of Class A Common Stock is less than $5.00, Class A Common Stock may be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for Class A Common Stock, and therefore Cibus stockholders may have difficulty selling their shares of Class A Common Stock.

Cibus is not currently eligible for the scaled disclosure requirements otherwise available to low revenue companies.

As of the end of its fiscal year ended December 31, 2022, which was the fiscal year ending after the fifth anniversary of Cibus’ initial public offering, Cibus ceased to qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act. Further, as a majority-owned subsidiary of Cellectis S.A., which as a foreign private issuer is not eligible to use the requirements for smaller reporting companies, as of June 30, 2022, Cibus did not qualify as a “smaller reporting company” at that determination date. Accordingly, Cibus was no longer able to follow the scaled disclosure requirements for newly public companies and was ineligible to rely on the scaled disclosure requirements for smaller reporting companies.

Cibus remains unqualified as a smaller reporting company until the next annual determination on June 30, 2023. Because Cibus had less than $100 million in revenue for the year ended December 31, 2022, Cibus will become a “smaller reporting company” at that time. Cibus will then remain a “smaller reporting company” until the last day of the fiscal year in which (1) the market value of its Class A Common Stock held by non-affiliates exceeds $250 million as of the end of the prior second fiscal quarter, or (2) its annual revenues exceed $100 million during such completed fiscal year and the market value of its Class A Common Stock held by non-affiliates exceeds $700 million as of the prior second fiscal quarter.

Until such time as Cibus qualifies as a smaller reporting company, Cibus will be required to incur additional expenses associated with complying with the full panoply of the Exchange Act’s reporting requirements. During this time, the company’s management and finance and legal personnel will need to devote a substantial amount of time to such reporting compliance obligations.

If equity research analysts do not publish research or reports, or publish unfavorable research or reports, about Cibus, its business or its market, the stock price and trading volume of the Class A Common Stock could decline.

The trading market for the Class A Common Stock is influenced by the research and reports that equity research analysts publish about Cibus and its business. Equity research analysts may elect not to provide research coverage of the Class A Common Stock, and such lack of research coverage may adversely affect the market price of its Class A Common Stock. In the event that the Class A Common Stock does have equity research analyst coverage, Cibus will not have any control over the analysts or the content and opinions included in their reports. The price of the Class A Common Stock could decline if one or more equity research analysts downgrades the Class A Common Stock or issues other unfavorable commentary or research regarding Cibus or its industry. If one or more equity research analysts ceases coverage of the Class A Common Stock or fails to publish reports on it regularly, demand for the Class A Common Stock could decrease, which in turn could cause its stock price or trading volume to decline.

Cibus does not anticipate that Cibus will pay any cash dividends in the foreseeable future.

The current expectation is that Cibus will invest its future earnings, if any, to fund growth of Cibus’ operating business and will not pay any dividends to holders of Class A Common Stock for the foreseeable future. Therefore, holders of Class A Common Stock are not likely to receive any dividends for the foreseeable future, and the value of such Class A Common Stock will depend upon any future appreciation. Such price appreciation may never occur. In addition, the terms of any future debt agreements may preclude Cibus from paying dividends.

Future sales of shares of Class A Common Stock into the market, or the perception that these sales may occur, could cause the market price of Class A Common Stock to decline.

If stockholders sell, or indicate an intention to sell, substantial amounts of the Class A Common Stock in the public market, the trading price of the Class A Common Stock could decline.

Although the support agreements entered into by certain Calyxt Stockholders and Cibus Unitholders restricted sales and other transfers prior to the consummation of the Transactions, such agreements do not impose any post-Transactions lock-up restrictions. Accordingly, subject to any restrictions imposed on shares of Class A Common Stock held by “affiliates” pursuant to Rule 144, approximately 16,582,599 shares of Class A Common Stock were freely transferable into the public market upon consummation of the Transactions.

If a substantial number of these shares of Class A Common Stock are sold into the market, or if it is perceived that they will be sold in the public market, the trading price of the Class A Common Stock could decline.

Risks Related to the Organizational Structure of Cibus

Cibus is a holding company and its only material asset is its interest in Cibus Global, and it is accordingly dependent upon distributions from Cibus Global to pay taxes, make payments under the Tax Receivable Agreement and cover its corporate and other overhead expenses.

Cibus is a holding company with no material assets other than its ownership of Cibus Common Units. As a result, Cibus has no independent means of generating revenue or cash flow. Cibus’ ability to pay taxes, make payments under the Tax Receivable Agreement and cover its corporate and other overhead expenses depends on the financial results and cash flows of Cibus Global and its subsidiaries and the distributions that Cibus receives from Cibus Global. Deterioration in the financial condition, earnings or cash flow of Cibus Global and its subsidiaries, for any reason, could limit or impair Cibus Global’s ability to pay such distributions. Additionally, to the extent that Cibus needs funds and Cibus Global and/or any of its subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or Cibus Global is otherwise unable to provide such funds, it could materially adversely affect Cibus’ liquidity and financial condition.

Subject to the potential risk of being treated as a publicly traded partnership discussed below, Cibus Global is treated as a partnership for U.S. federal income tax purposes and, as such, generally is not subject to any entity-level U.S. federal income tax. Instead, the taxable income of Cibus Global will be allocated to holders of Cibus Common Units, including Cibus Accordingly, Cibus is required to pay income taxes on its allocable share of any net taxable income of Cibus Global. Under the terms of the Cibus Amended Operating Agreement, Cibus Global is obligated to make tax distributions to holders of Cibus Common Units (including Cibus) calculated at certain assumed tax rates. In addition to tax expenses, Cibus will also incur expenses related to its operations, including payment obligations under the Tax Receivable Agreement (and the cost of administering such payment obligations), which could be significant and some of which may be reimbursed by Cibus Global (excluding payment obligations under the Tax Receivable Agreement). Cibus intends to cause Cibus Global to make distributions to holders of Cibus Common Units in amounts sufficient to cover all applicable taxes (calculated at assumed tax rates), relevant operating expenses, payments under the Tax Receivable Agreement and dividends, if any, declared by Cibus. However, as discussed below, Cibus Global’s ability to make such distributions may be subject to various limitations and restrictions including, but not limited to, restrictions on distributions that would either violate any contract or agreement to which Cibus Global is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering Cibus Global insolvent. If Cibus’ cash resources are insufficient to meet its obligations under the Tax Receivable Agreement and to fund its obligations, Cibus may be required to incur additional indebtedness to provide the liquidity needed to make such payments, which could materially adversely affect its liquidity and financial condition and subject Cibus to various restrictions imposed by any such lenders. To the extent that Cibus is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid; provided, however, that nonpayment for a specified period may constitute a material breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement, which could be substantial.

Additionally, although Cibus Global generally is not subject to any entity-level U.S. federal income tax, it may be liable under federal tax legislation for adjustments to its tax return, absent an election to the contrary. In the event Cibus Global’s calculations of taxable income are incorrect, its members, including Cibus, in later years may be subject to material liabilities pursuant to this federal legislation and its related guidance. Cibus anticipates that the distributions it will receive from Cibus Global may, in certain periods, exceed Cibus’ actual tax liabilities and obligations to make payments under the Tax Receivable Agreement. The Cibus Board, in its sole discretion, may make any determination from time to time with respect to the use of any such excess cash so accumulated, which may include, among other uses, to pay dividends on Class A Common Stock. Cibus will have no obligation to distribute such cash (or other available cash other than any declared dividend) to its stockholders.

Dividends on Class A Common Stock, if any, will be paid at the discretion of the Cibus Board, which will consider, among other things, Cibus’ business, operating results, financial condition, current and expected cash needs, plans for expansion and any legal or contractual limitations on its ability to pay such dividends. Financing arrangements may include restrictive covenants that restrict Cibus’ ability to pay dividends or make other distributions to its stockholders. In addition, Cibus Global is generally prohibited under Delaware Law from making a distribution to a member to the extent that, at the time of the distribution, after giving effect to the distribution, liabilities of Cibus Global (with certain exceptions) exceed the fair value of its assets. Cibus Global’s subsidiaries are generally subject to similar legal limitations on their ability to make distributions to Cibus Global. If Cibus Global does not have sufficient funds to make distributions, Cibus’ ability to declare and pay cash dividends may also be restricted or impaired. The current expectation is that Cibus will invest its future earnings, if any, to fund growth of Cibus Global’s operating business and will not pay any dividends to holders of Class A Common Stock for the foreseeable future.

In certain circumstances, Cibus Global will be required to make distributions to Cibus and the other holders of Cibus Common Units, and the distributions that Cibus Global will be required to make may be substantial.

Cibus Global will generally be required from time to time to make pro rata distributions in cash to Cibus and the other holders of Cibus Common Units at certain assumed tax rates in amounts that are intended to be sufficient to cover the taxes on Cibus’ and the other Cibus unitholders’ respective allocable shares of the taxable income of Cibus Global. As a result of (i) potential differences in the amount of net taxable income allocable to Cibus and the other holders of Cibus Common Units, (ii) the lower tax rate applicable to corporations than individuals and (iii) the use of an assumed tax rate (based on the tax rate applicable to individuals) in calculating Cibus Global’s distribution obligations, Cibus may receive tax distributions significantly in excess of its tax liabilities and obligations to make payments under the Tax Receivable Agreement. Cibus will determine in its sole discretion the appropriate uses for any excess cash so accumulated, which may include, among other uses, dividends, the payment of obligations under the Tax Receivable Agreement and the payment of other expenses. Cibus will have no obligation to distribute such excess cash (or other available cash other than any declared dividend) to the other holders of Class A Common Stock. The current expectation is that Cibus will invest its future earnings, if any, to fund growth of Cibus Global’s operating business and will not pay any dividends to holders of Class A Common Stock for the foreseeable future.

No adjustments to the redemption or exchange ratio of Cibus Common Units for shares of Class A Common Stock will be made as a result of either (i) any cash dividend by Cibus or (ii) any cash that Cibus retains and does not distribute to its stockholders. To the extent that Cibus does not distribute such excess cash as dividends on Class A Common Stock and instead, for example, holds such cash balances or lends them to Cibus Global, Cibus Global equity holders would benefit from any value attributable to such cash balances as a result of their ownership of Class A Common Stock following a redemption or exchange of their Cibus Common Units.

Cibus is required to make payments to the TRA Parties pursuant to the Tax Receivable Agreement for certain tax benefits Cibus may receive and the amounts payable may be substantial.

Cibus acquired certain favorable tax attributes from certain Blockers in the Blocker Mergers. In addition, future redemptions or exchanges of Cibus Common Units for shares of Class A Common Stock or cash, and other transactions described herein, are expected to result in favorable tax attributes for Cibus. These tax attributes would not be available to Cibus in the absence of those transactions and are expected to reduce the amount of tax that we would otherwise be required to pay in the future.

Cibus entered into the Tax Receivable Agreement, pursuant to which Cibus generally is required to pay to the TRA Parties, in the aggregate, 85% of the net income tax savings that Cibus actually realizes (or in certain circumstances, is deemed to realize) as a result of (i) certain favorable tax attributes Cibus acquired from the Blockers in the Blocker Mergers (including net operating losses), (ii) increases to Cibus’ allocable share of the tax basis of Cibus Global’s assets resulting from future redemptions or exchanges of Cibus Common Units for shares of Class A Common Stock or cash, (iii) tax attributes resulting from certain payments made under the Tax Receivable Agreement and (iv) deductions in respect of interest under the Tax Receivable Agreement. The payment obligations under the Tax Receivable Agreement are Cibus’ obligations and not obligations of Cibus Global.

It is expected that the payments Cibus is required to make under the Tax Receivable Agreement will be substantial. Because potential future tax savings that Cibus will be deemed to realize, and the Tax Receivable Agreement payments made by Cibus, are and will be calculated based in part on the market value of the Class A Common Stock at the time of each redemption or exchange under the Exchange Agreement and the prevailing applicable tax rates applicable to Cibus over the life of the Tax Receivable Agreement and depend on Cibus generating sufficient taxable income to realize the tax benefits that are subject to the Tax Receivable Agreement, the actual amounts Cibus will be required to pay are difficult to predict and may differ materially from any management projections that may be made from time to time. Payments under the Tax Receivable Agreement are not conditioned on the Cibus Global equity holders’ or Blocker equity holders’ continued ownership of Cibus

In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits Cibus realizes in respect of the tax attributes subject to the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement are based on the tax reporting positions Cibus determines, and the IRS or another tax authority may challenge all or a part of the tax basis increases, net operating losses or other tax attributes subject to the Tax Receivable Agreement, and a court could sustain such challenge. The parties to the Tax Receivable Agreement do not reimburse Cibus for any payments previously made if such tax basis or other tax benefits are subsequently disallowed, except that any excess payments made to a party under the Tax Receivable Agreement will be netted against future payments otherwise to be made under the Tax Receivable Agreement, if any, after the determination of such excess.

In addition, the Tax Receivable Agreement provides that if (1) Cibus breaches any of its material obligations under the Tax Receivable Agreement (including in the event that Cibus is more than three months late making a payment that is due under the Tax Receivable Agreement, except in the case of certain liquidity exceptions), (2) Cibus is subject to certain bankruptcy, insolvency or similar proceedings, (3) upon certain mergers, asset sales or other forms of business combination, or certain other changes of control, or (4) at any time, Cibus elects an early termination of the Tax Receivable Agreement, Cibus’ obligations under the Tax Receivable Agreement (with respect to all Cibus Common Units, whether or not such units have been exchanged or redeemed before or after such transaction) would accelerate and become payable in a lump sum amount equal to the present value of the anticipated future tax benefits calculated based on certain assumptions, including that Cibus would have sufficient taxable income to fully utilize the deductions arising from the tax deductions, tax basis and other tax attributes subject to the Tax Receivable Agreement. As a result, upon any acceleration of Cibus’ obligations under the Tax Receivable Agreement and upon a change of control, Cibus could be required to make payments under the Tax Receivable Agreement that are greater than 85% of its actual cash tax savings, which could negatively impact its liquidity. The change of control provisions in the Tax Receivable Agreement may also result in situations where the Cibus Global equity holders and the relevant Blocker Owners that are TRA Parties will have interests that differ from or are in addition to those of the other holders of Class A Common Stock.

Finally, because Cibus is a holding company with no operations of its own, its ability to make payments under the Tax Receivable Agreement depends on the ability of Cibus Global to make distributions to it. To the extent that Cibus is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid, which could negatively impact Cibus’ results of operations and could also affect its liquidity in periods in which such payments are made.

If Cibus Global were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, Cibus and Cibus Global might be subject to potentially significant tax inefficiencies, and Cibus would not be able to recover payments previously made by it under the Tax Receivable Agreement even if the corresponding tax benefits were subsequently determined to have been unavailable due to such status.

Cibus’ management intends to operate Cibus Global such that it does not become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. A “publicly traded partnership” is a partnership the interests of which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under certain circumstances, exchanges of Cibus Common Units pursuant to the Exchange Agreement or other transfers of Cibus Common Units could cause Cibus Global to be treated as a publicly traded partnership. Applicable Treasury Regulations provide for certain safe harbors from treatment as a publicly traded partnership, and it is intended that Cibus Global will be operated such that exchanges or other transfers of Cibus Common Units qualify for one or more such safe harbors. For example, the Exchange Agreement and the Cibus Amended Operating Agreement provide for limitations on the ability of Cibus Global equity holders to transfer their Cibus Common Units and provide Cibus with the right to cause the imposition of limitations and restrictions (in addition to those already in place) on the ability of Cibus Global equity holders to exchange their Cibus Common Units pursuant to the Exchange Agreement to the extent Cibus believes it is necessary to ensure that Cibus Global will continue to be treated as a partnership for U.S. federal income tax purposes.

If Cibus Global were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, significant tax inefficiencies might result for Cibus and Cibus Global, including as a result of Cibus’ inability to file a consolidated U.S. federal income tax return with Cibus Global. In addition, Cibus may not be able to realize tax benefits covered under the Tax Receivable Agreement, and Cibus would not be able to recover any payments previously made by it under the Tax Receivable Agreement, even if the corresponding tax benefits (including any claimed increase in the tax basis of Cibus Global’s assets) were subsequently determined to have been unavailable.

If Cibus were deemed to be an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), as a result of its ownership of Cibus Global, applicable restrictions could make it impractical for Cibus to continue its business as contemplated and could have a material adverse effect on Cibus’ business.

Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. It is not expected that Cibus would be an “investment company,” as such term is defined in either of those sections of the 1940 Act.

Cibus regards itself as a plant trait company. Cibus believes that it is engaged primarily in the business of using gene editing technologies to develop and license gene edited plant traits that improve farming productivity or produce renewable low carbon plant products and not in the business of investing, reinvesting or trading in securities. Cibus also believes its primary source of income is properly characterized as income earned in exchange for products and services derived from such applications of its gene editing technologies. Cibus holds itself out as being engaged primarily in the plant trait business and does not propose to engage primarily in the business of investing, reinvesting or trading in securities.

As the sole managing member of Cibus Global, Cibus controls and operates Cibus Global. It is intended that Cibus and Cibus Global conduct their operations so that Cibus will not be deemed an investment company. However, if Cibus were to be deemed an investment company, restrictions imposed by the 1940 Act, including limitations on Cibus’ capital structure and its ability to transact with affiliates, could make it impractical for Cibus to continue its business as contemplated and could have a material adverse effect on Cibus’ business.

In certain cases, the holders of Class B Common Stock have the sole power to approve a reorganization of Cibus, resulting in Cibus no longer being structured as an umbrella partnership C corporation.

The holders of Class B Common Stock have the sole power to vote on any merger, consolidation or conversion in connection with a reorganization of the Up-C structure (an “Up-C Reorganization”) or any necessary amendment to the Amended Certificate of Incorporation in order to effect an Up-C Reorganization. For purposes of this right of the holders of Class B Common Stock, an Up-C Reorganization means any transaction or series of transactions intended to result in Cibus no longer being structured as an umbrella partnership C corporation so long as (i) such transaction or series of transactions does not have a material adverse effect on the rights or preferences of the Class A Common Stock (in the sole determination of the independent members of the Cibus Board) and (ii) such transaction or series of transactions shall not be treated as resulting in a “Change of Control” under the Tax Receivable Agreement. If the holders of Class B Common Stock were to approve an Up-C Reorganization, such decision could have an adverse effect on the trading price of the Class A Common Stock to the extent investors perceive a disadvantage in owning stock of a company that is no longer in an Up-C structure.

In the event that Cibus’ payment obligations under the Tax Receivable Agreement are accelerated upon certain mergers, other forms of business combinations or other changes of control, the consideration payable to holders of Class A Common Stock could be substantially reduced.

If Cibus experiences a change of control (as defined under the Tax Receivable Agreement), its obligation to make a substantial, immediate lump-sum payment under the Tax Receivable Agreement could result in holders of Class A Common Stock receiving substantially less consideration in connection with a change of control transaction than they would receive in the absence of such obligation. Further, holders of rights under the Tax Receivable Agreement may not have an equity interest in Cibus Accordingly, the interests of holders of rights under the Tax Receivable Agreement may conflict with those of the holders of Class A Common Stock.

Cibus will not be reimbursed for any payments made under the Tax Receivable Agreement in the event that any tax benefits are subsequently disallowed.

Payments under the Tax Receivable Agreement are based on the tax reporting positions that Cibus determines. The holders of rights under the Tax Receivable Agreement will not reimburse Cibus for any payments previously made under the Tax Receivable Agreement if such basis increases or other benefits are subsequently disallowed, except that excess payments made to any such holder will be netted against payments otherwise to be made, if any, to such holder after determination of such excess. However, a determination that Cibus has made an excess payment might not occur until a number of years after such payment has been made. Additionally, if any of Cibus’ tax reporting positions are challenged by a taxing authority, Cibus will not be permitted to reduce any future cash payments under the Tax Receivable Agreement until any such challenge is finally settled or determined. The applicable U.S. federal income tax rules for determining Cibus’ tax reporting positions are complex and factual in nature, and there can be no assurance that the IRS or a court will not disagree with Cibus’ tax reporting positions. As a result, in such circumstances, Cibus could make payments that are greater than actual cash tax savings, if any, and may not be able to recoup those payments, which could adversely affect Cibus’ liquidity.